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                             A.I. RECEIVABLES CORP.

                                   Transferor

                                A.I. CREDIT CORP.

                        Original Transferor and Servicer

                                   AICCO, INC.

                        Original Transferor and Servicer

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO

                                     Trustee

                       on behalf of the Certificateholders

                  of the AIC Premium Finance Loan Master Trust

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                              AMENDED AND RESTATED

                         POOLING AND SERVICING AGREEMENT


                          Dated as of April [___], 1998




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                                TABLE OF CONTENTS
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ARTICLE I          DEFINITIONS..................................................................................  1
         Section 1.01  Definitions..............................................................................  1
         Section 1.02  Other Definitional Provisions............................................................ 17

ARTICLE II         CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES.......................................... 19
         Section 2.01  Conveyance of Receivables................................................................ 19
         Section 2.02  Acceptance by Trustee.................................................................... 20
         Section 2.03  Representations and Warranties of the Original Transferors and the
                          Transferor............................................................................ 21
         Section 2.04  Representations and Warranties of the Original Transferors and the
                          Transferor Relating to the Agreement and the Receivables.............................. 22
         Section 2.05  Covenants of the Original Transferors and the Transferor................................. 27
         Section 2.06  Addition of Receivables.................................................................. 29
         Section 2.07  Removal of Receivables................................................................... 29

ARTICLE III        ADMINISTRATION AND SERVICING OF TRUST ASSETS................................................. 32
         Section 3.01  Acceptance of Appointment and Other Matters Relating to the Servicer..................... 32
         Section 3.02  Servicing Compensation................................................................... 33
         Section 3.03  Representations and Warranties of the Servicer........................................... 34
         Section 3.04  Reports and Records for the Trustee...................................................... 36
         Section 3.05  Annual Servicer's Certificate............................................................ 36
         Section 3.06  Annual Independent Accountants' Servicing Report......................................... 36
         Section 3.07  Tax Treatment............................................................................ 37
         Section 3.08  Notices to the Transferor................................................................ 38
         Section 3.09  Reports to the Commission................................................................ 38

ARTICLE IV         RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND
                   APPLICATION OF COLLECTIONS................................................................... 39
         Section 4.01  Rights of Certificateholders............................................................. 39
         Section 4.02  Establishment of Accounts................................................................ 39
         Section 4.03  Collections and Allocations.............................................................. 41

ARTICLE V          [ARTICLE V IS RESERVED AND SHALL BE SPECIFIED IN ANY
                   SUPPLEMENT WITH RESPECT TO ANY SERIES]....................................................... 43

ARTICLE VI         THE CERTIFICATES............................................................................. 44
         Section 6.01  The Certificates......................................................................... 44
         Section 6.02  Execution and Authentication of Certificates............................................. 44
         Section 6.03  Registration of Transfer and Exchange of Certificates.................................... 45
         Section 6.04  Mutilated, Destroyed, Lost or Stolen Certificates........................................ 47
         Section 6.05  Persons Deemed Owners.................................................................... 47
         Section 6.06  Appointment of Paying Agent.............................................................. 48
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         Section 6.07  Access to List of Certificateholders' Names and Addresses................................ 48
         Section 6.08  Authenticating Agent..................................................................... 49
         Section 6.09  Transfer of Transferor Certificate; New Series Issuances................................. 50
         Section 6.10  Book-Entry Certificates.................................................................. 52
         Section 6.11  Notices to Clearing Agency............................................................... 53
         Section 6.12  Definitive Certificates.................................................................. 53
         Section 6.13  Global Certificate; Euro-Certificate Exchange Date....................................... 54
         Section 6.14  Meetings of Certificateholders........................................................... 54

ARTICLE VII        OTHER MATTERS RELATING TO THE ORIGINAL TRANSFERORS
                   AND THE TRANSFEROR........................................................................... 55
         Section 7.01  Liability of the Original Transferors and the Transferor................................. 55
         Section 7.02  Merger or Consolidation of, or Assumption of the Obligations of, the
                          Original Transferors or the Transferor................................................ 55
         Section 7.03  Limitation on Liability.................................................................. 56
         Section 7.04  Liabilities.............................................................................. 56
         Section 7.05  Indemnification of the Trust and the Trustee by the Original Transferors
                          and the Transferor.................................................................... 57
         Section 7.06  Support Agreements....................................................................... 57


ARTICLE VIII       OTHER MATTERS RELATING TO THE SERVICER....................................................... 58
         Section 8.01  Liability of the Servicer................................................................ 58
         Section 8.02  Merger or Consolidation of, or Assumption of the Obligations of, the
                          Servicer.............................................................................. 58
         Section 8.03  Limitation on Liability of the Servicer and Others....................................... 58
         Section 8.04  Servicer Indemnification of the Trust and the Trustee.................................... 59
         Section 8.05  The Servicer Not to Resign............................................................... 59
         Section 8.06  Access to Certain Documentation and Information Regarding the Trust
                          Assets................................................................................ 60
         Section 8.07  Transfer of Duties....................................................................... 60
         Section 8.08  The Servicer to Pay Rating Agency Fees................................................... 60

ARTICLE IX         PAY OUT EVENTS............................................................................... 61
         Section 9.01  Pay Out Events........................................................................... 61
         Section 9.02  Additional Rights Upon the Occurrence of Certain Events.................................. 61

ARTICLE X          SERVICER DEFAULTS............................................................................ 63
         Section 10.01  Servicer Defaults....................................................................... 63
         Section 10.02  Trustee to Act; Appointment of Successor................................................ 65
         Section 10.03  Notification to Certificateholders...................................................... 67
         Section 10.04  Waiver of Past Defaults................................................................. 67

ARTICLE XI         THE TRUSTEE.................................................................................. 68
         Section 11.01  Duties of Trustee....................................................................... 68
         Section 11.02  Certain Matters Affecting the Trustee................................................... 69
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         Section 11.03  Trustee Not Liable for Recitals in Certificates......................................... 70
         Section 11.04  Trustee May Own Certificates............................................................ 70
         Section 11.05  The Servicer to Pay Trustee's Fees and Expenses......................................... 70
         Section 11.06  Eligibility Requirements for Trustee.................................................... 71
         Section 11.07  Resignation or Removal of Trustee....................................................... 71
         Section 11.08  Successor Trustee....................................................................... 72
         Section 11.09  Merger or Consolidation of Trustee...................................................... 72
         Section 11.10  Appointment of Co-Trustee or Separate Trustee........................................... 72
         Section 11.11  Tax Returns............................................................................. 73
         Section 11.12  Trustee May Enforce Claims Without Possession of Certificates........................... 74
         Section 11.13  Suits for Enforcement................................................................... 74
         Section 11.14  Rights of Certificateholders to Direct Trustee.......................................... 74
         Section 11.15  Representations and Warranties of Trustee............................................... 74
         Section 11.16  Maintenance of Office or Agency......................................................... 75

ARTICLE XII        TERMINATION.................................................................................. 76
         Section 12.01  Termination of Trust.................................................................... 76
         Section 12.02  Cleanup Call............................................................................ 77
         Section 12.03  Final Payment with Respect to Any Series................................................ 77
         Section 12.04  Termination Rights of  Holder of Transferor Certificate................................. 78

ARTICLE XIII       MISCELLANEOUS PROVISIONS..................................................................... 79
         Section 13.01  Amendment............................................................................... 79
         Section 13.02  Protection of Right, Title and Interest to Trust........................................ 80
         Section 13.03  Limitation on Rights of Certificateholders.............................................. 80
         Section 13.04  Governing Law........................................................................... 81
         Section 13.05  Notices................................................................................. 81
         Section 13.06  Severability of Provisions.............................................................. 82
         Section 13.07  Assignment.............................................................................. 82
         Section 13.08  Certificates Non-Assessable and Fully Paid.............................................. 82
         Section 13.09  Further Assurances...................................................................... 82
         Section 13.10  No Waiver; Cumulative Remedies.......................................................... 82
         Section 13.11  Counterparts............................................................................ 82
         Section 13.12  Third-Party Beneficiaries............................................................... 82
         Section 13.13  Actions by Certificateholders........................................................... 83
         Section 13.14  Rule 144A Information................................................................... 83
         Section 13.15  Effect of this Agreement on the Original Agreement...................................... 83
         Section 13.16  Merger and Integration.................................................................. 83
         Section 13.17  Headings................................................................................ 83


EXHIBITS

         Exhibit A        Form of Transferor Certificate........................................................A-1
         Exhibit B        Form of Confirmation of Assignment of Additional Receivables..........................B-1
         Exhibit C        Form of Monthly Servicer Report.......................................................C-1
         Exhibit D        Form of Annual Servicer's Certificate.................................................D-1

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         Exhibit E Form of Reassignment of Receivables..........................................................E-1
         Exhibit F Form of Reconveyance of Receivables..........................................................F-1
         Exhibit G Form of AIC Support Agreement................................................................G-1
         Exhibit H Form of AIC Letter Agreement.................................................................H-1
         Exhibit I Form of AIR Support Agreement................................................................I-1
         Exhibit J Form of AIR Letter Agreement.................................................................J-1
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                                      iv

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                  AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of April [___], 1998, by and among A.I. Receivables Corp., a Delaware corporation ("AIR"), as Transferor, A.I. Credit Corp., a New Hampshire corporation ("AIC"), as an Original Transferor and a Servicer, AICCO, Inc., a California corporation ("AICCO") , as an Original Transferor and a Servicer, and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, as Trustee.

                  WHEREAS, the AIC Premium Finance Loan Master Trust was created pursuant to a Pooling and Servicing Agreement dated as of December 1, 1994 (the "Original Agreement"), by and among AIC and AICCO, as transferors and servicers, and the Trustee, as trustee.

                  WHEREAS, the Trust issued the Series 1994-1 Certificates on the Initial Closing Date pursuant to the Original Agreement and the Series 1994-1 Supplement dated as of December 1, 1994, by and among AIC, AICCO and the Trustee (the "Series 1994-1 Supplement").

                  WHEREAS, Section 13.01(a) of the Original Agreement provides that such agreement and any supplement thereto may be amended for certain specified purposes in writing from time to time by the parties thereto, without the consent of any of the Certificateholders (as defined herein), provided that such action does not adversely affect in any material respect the interests of any Investor Certificateholder (as defined herein).

                  WHEREAS, the parties to the Original Agreement, together with the Transferor desire to amend and restate the Original Agreement (i) to designate AIR as transferor under the Trust, replacing AIC and AICCO as transferors, (ii) to permit the transfer into the Trust of Receivables for which the related Loans were purchased by AIC or AICCO, and (iii) to provide for the transfer of the Transferor Certificate (as defined herein) from the Original Transferors to the Transferor.

                  WHEREAS, in connection with such amendment and restatement of the Original Agreement, AIR, as purchaser, and AIC and AICCO, as sellers, will enter into a receivables sale agreement providing for the transfer of Receivables (as defined herein) to the Transferor.

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders (as defined herein):

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

                                      1

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                  "Account Information" shall have the meaning specified in
subsection 2.02(b).

                  "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the accumulation or other period in which Collections of Principal Receivables are accumulated in an account for the benefit of the Investor Certificateholders of such Series, or a Class within such Series, in each case as defined with respect to such Series in the related Supplement.

                  "Addition Date" shall mean each date as of which Additional Receivables will be included as Trust Assets pursuant to Section 2.06.

                  "Additional Receivables" shall have the meaning specified in subsection 2.06(a).

                  "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

                  "Aggregate Certificateholders Ownership Interests" shall mean, as of any date of determination, the sum of the Certificateholders Ownership Interests of all Series of Certificates issued and outstanding on such date of determination.

                  "Aggregate Default Amount" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

                  "Aggregate Investor Percentage" with respect to Principal Receivables and Finance Charge Receivables, as the case may be, shall mean, as of any date of determination, the sum of the applicable Investor Percentages of all Series of Certificates issued and outstanding on such date of determination; provided, however, that the Aggregate Investor Percentage shall not exceed 100%.

                  "Agreement" shall mean this Amended and Restated Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including any Supplement.

                  "AIC" shall have the meaning specified in the introductory paragraph to this Agreement.

                  "AIC Support Agreement" shall mean the agreement between AIG and AIC dated as of December 1, 1994, substantially in the form of Exhibit G to this Agreement, together with the letter agreement between AIG and the Trustee dated as of December 1, 1994, substantially in the form of Exhibit H to this Agreement.

                  "AICCO" shall have the meaning specified in the introductory paragraph to this Agreement.


                  "AIG" shall mean American International Group, Inc., a Delaware corporation.


                  "AIR" shall have the meaning specified in the introductory paragraph to this Agreement.

                  "AIR Support Agreement" shall mean the agreement between AIG and AIR dated as of April [___], 1998, substantially in the form of Exhibit I to this Agreement, together with the

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letter agreement between AIG and the Trustee dated as of April [___], 1998, substantially in the form of Exhibit J to this Agreement.

                  "Amortization Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period during which principal is distributed to Investor Certificateholders, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, or other amortization period, in each case as defined with respect to such Series in the related Supplement.

                  "Applicants" shall have the meaning specified in Section 6.07.

                  "Appointment Day" shall have the meaning specified in subsection 9.02(a).

                  "Assignment" shall have the meaning specified in subsection 2.06(d)(ii).

                  "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, the City of New York printed in the English language (or, with respect to any Series, any additional city specified in the Supplement for such Series) and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

                  "Bearer Certificates" shall have the meaning specified in
Section 6.01.

                  "Bearer Rules" shall mean the provisions of the Internal Revenue Code, in effect from time to time, governing the treatment of bearer obligations, including without limitation sections 163(f), 165(j), 871, 881, 1287(a), 1441, 1442 and 4701, and any regulations promulgated under the Internal Revenue Code including, to the extent applicable to any Series, Proposed or Temporary Regulations.

                  "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in
Section 6.10; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates have been issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Los

Angeles, California or the city in which the Corporate Trust Office is located (or, with respect to any Series, any additional city specified in the related Supplement) are authorized or obligated by law or executive order to be closed.

                  "Cedel" shall mean Cedel Bank, societe anonyme.

                  "Certificate" shall mean any one of the Investor Certificates of any Series or the Transferor Certificate.

                  "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to Article IV of the Supplement for such Series.

                  "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the

                                      3

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Clearing Agency, or on the books of a Person maintaining an account with such
Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to Article IV of this Agreement.

                  "Certificate Rate" shall mean, with respect to any Series of Certificates (or, for any Series with more than one Class, for each Class of such Series), the percentage (or formula on the basis of which such rate shall be determined) stated as such in the related Supplement.

                  "Certificate Register" shall mean the register maintained pursuant to Section 6.03, providing for the registration of the Certificates and transfers and exchanges thereof.

                  "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be, or such other Person deemed to be a "Certificateholder" or "Holder" in any related Supplement.

                  "Certificateholders Ownership Interests" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

                  "Class" shall mean, with respect to any Series, any one of the classes of Certificates of that Series as specified in the related Supplement.

                  "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.


                  "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency or Foreign Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency or Foreign Clearing Agency.

                  "Closing Date" shall mean (i) the Initial Closing Date with respect to the Series 1994-1 Certificates, (ii) the Series 1998-1 Closing Date with respect to the Series 1998-1 Certificates, and (iii) with respect to any other Series of Certificates, the date specified as such in the related Supplement.
                  "Collateral Interest" shall have the meaning, with respect to any Series, specified in the related Supplement.

                  "Collection Account" shall have the meaning specified in subsection 4.02(a).

                  "Collections" shall mean all payments received by the Servicer in respect of the Receivables, including without limitation Recoveries, whether in the form of cash, checks, wire transfers, ATM transfers or other form of payment in accordance with the applicable Premium Finance Agreement. If the Servicer establishes any lock-box account for the receipt of payments, a payment shall be deemed received by the Servicer on the date of deposit in such lock-box account.

                  "Companion Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the

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Certificateholders Ownership Interests of such Series results in the increase of the Certificateholders Ownership Interests of such other Series, as described in the related Supplements, and (ii) such other Series.

                  "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126,
Attention: Corporate Trust Services Division, except that for purposes of Sections 6.03(d), 6.06, and 11.16, such term shall mean the office or agency of the Trustee in the Borough of Manhattan, the City of New York, which office at the date hereof is located at 14 Wall Street, Eighth Floor, New York, New York 10005.

                  "Coupon" shall have the meaning specified in Section 6.01.

                  "Credit Adjustment" shall have the meaning specified in subsection 4.03(d).

                  "Credit Balance" shall mean, as of any date of determination,

(a) with respect to any Receivable arising under a Loan which is not a Defaulted Loan, any Collections on such Loan in excess of the sum of (i) amounts due and payable on such Loan during the month in which such date occurs and (ii) all accrued and unpaid amounts, if any, on such Loan in respect of any month or months prior to the month in which such date occurs or (b) with respect to any Receivable arising under a Defaulted Loan, any Collections on such Defaulted Loan in excess of all amounts due thereon.

                  "Credit Enhancement" shall mean, with respect to any Series, the cash collateral account, letter of credit, surety bond, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate swap or any other contract or agreement principally for the benefit of the Certificateholders of such Series (or Certificateholders of a Class within such Series) as designated in the applicable Supplement.

                  "Credit Enhancement Provider" shall mean, with respect to any Series, the Person, if any, designated as such in the related Supplement.

                  "Cumulative Series Principal Shortfall" shall mean the sum of the Series Principal Shortfalls (as such term is defined in the related Series Supplement) for each Series.

                  "Cut-Off Date" shall mean (i) the Initial Cut-Off Date with respect to the Series 1994-1 Certificates and (ii) the date, if any, specified in the related Supplement with respect to any other Series of Certificates.

                  "Defaulted Loan" shall mean any Loan which (i) remains in default as of the beginning of the month immediately following the first anniversary of the cancellation of the related insurance policy, which cancellation results from such default, or (ii) is overdue and which the Servicer determines, in accordance with the Guidelines, is incapable of collection. A Loan shall be considered to be a Defaulted Loan upon the earlier to occur of (i) or (ii).

                  "Definitive Certificate" shall have the meaning specified in
Section 6.10.

                  "Depository" shall have the meaning specified in Section 6.10.

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

                  "Depository Agreement" shall mean, with respect to each Series, the agreement among the Original Transferors or the Transferor, as applicable, the Trustee and the Clearing Agency, or as otherwise provided in the related Supplement.

                  "Determination Date" shall mean, unless otherwise specified in the related Series Supplement, the fourth Business Day prior to each Transfer Date.

                  "Distribution Account" shall have the meaning specified in subsection 4.02(c).


                  "Distribution Date" shall mean, with respect to each Series, the dates specified in the related Supplement.

                  "Dollars", "$" or "U.S. $" shall mean United States dollars.

                  "Eligible Receivable" shall mean (i) with respect to Receivables conveyed to the Trust on any Closing Date, as of the related Cut-Off Date, or, if any such Receivable is originated after the related Cut-Off Date and prior to such Closing Date, as of the date of origination thereof, (ii) with respect to Existing Receivables other than those conveyed to the Trust on the Initial Closing Date, as of the relevant date of transfer to the Trust and (iii) with respect to any Additional Receivable, as of the relevant Addition Date, each Receivable:

                  (a) which has arisen from a Loan made to an Obligor that used all the proceeds of such Loan to pay premiums on property or casualty insurance policies, governed by the law of any State of the United States or the District of Columbia, under which such Obligor is the insured;

                  (b) which has arisen from a Loan, having a stated maturity, that complies in all material respects with all Requirements of Law applicable to AIC, AICCO, any Third Party Originator and the Servicer and which, at the time of transfer of such Receivable to the Trust, complies in all material respects with all Requirements of Law applicable to AIC, AICCO, any Third Party Originator and the Servicer;

                  (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by AIC, AICCO and any Third Party Originator of the Loan relating to such Receivable, have been duly obtained, effected or given and are in full force and effect as of the date of transfer of such Receivable to the Trust;

                  (d) which, at the time of transfer of such Receivable to the Trust, represents a beneficial interest in a Loan that has been originated in accordance with the Guidelines and that has not been waived or modified except for waivers or modifications that were made by the Servicer in accordance with the Guidelines;

                  (e) as to which the related Loan is not subject to any right of rescission, setoff, counterclaim, defense arising out of violations of usury laws or any other defenses of any Obligor at the time of the transfer of such Receivable to the Trust, other than defenses that may arise after the time of transfer out of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general and general equity principles;

                  (f) as to which all obligations of AIC, AICCO and any Third Party Originator with respect to such Receivable required to be fulfilled pursuant to the Premium Finance Agreement and this Agreement, including the funding of the related Loan, are satisfied;

                  (g) as to which, at the time of transfer of such Receivable to the Trust, none of AIC, AICCO and any Third Party Originator has taken any action which would impair, or failed to take any action necessary to avoid impairing, the rights of the Trust or the Certificateholders therein;

                  (h) with respect to which, in the case of Existing Receivables transferred to the Trust after the Initial Closing Date and Additional Receivables only, the Obligor under the related Loan is not the direct obligor under any Defaulted Loan (other than under any Loan which is a Defaulted Loan solely due to an event of bankruptcy with respect to an obligor other than such direct obligor);

                  (i) which, in the case of Existing Receivables transferred to the Trust after the Initial Closing Date and Additional Receivables only, does not relate to a Defaulted Loan or a Loan which is overdue;

                  (j) as to which the related Loan and all amounts due thereon are denominated and payable only in Dollars;

                  (k) which has arisen from a Loan whereby the related Premium Finance Agreement provides the related Originator and, in the case of a Third Party Originator, its transferees, a limited power of attorney allowing it to cancel the related insurance policy, if cancelable, in accordance with state law, upon non-payment of an installment under such Premium Finance Agreement by the Obligor thereunder; and
                  (l) which has arisen from a Loan whereby the related Premium Finance Agreement allows the related Originator and, in the case of a Third Party Originator, its transferees, to direct the related insurance company to pay to such party any Unearned Premium calculated as of the time of cancellation of the related insurance policy, if such insurance policy is cancelable.

                  "Eligible Servicer" shall mean the Trustee, a wholly-owned subsidiary of the Trustee, or an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of insurance premium finance receivables or other receivables comparable to the Receivables, (b) is legally qualified and has the capacity and all licenses required to service the Receivables, (c) is qualified (or licensed) to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use, or has its own, software which is adequate to perform its duties under this Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts in accordance with customary standards of skill and care and (e) has a net worth of at least $25,000,000 as of the end of its most recent fiscal quarter.


                  "Enhancement Invested Amount" shall have the meaning, with respect to any Series, specified in the related Supplement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

                  "Excess Receivables Amount" shall have the meaning, with respect to any Series, specified in the related Supplement.

                  "Existing Receivables" shall have the meaning specified in
Section 2.01.

                  "Extended Trust Termination Date" shall have the meaning specified in subsection 12.01(a).

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

                  "Finance Charge Account" shall have the meaning specified in subsection 4.02(b).

                  "Finance Charge Receivables" shall mean Receivables created in respect of the Periodic Finance Charges and Late Fees and similar fees and charges allocable to the Trust, calculated as provided in subsection 1.02(f).

                  "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.

                  "Future Receivables" shall mean the Receivables (including Additional Receivables) that are transferred to the Trust by the Transferor on or after the Series 1998-1 Closing Date.
                  "Global Certificate" shall have the meaning specified in
Section 6.13.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guidelines" shall mean, for so long as AIC and AICCO are acting as Servicer under this Agreement, the policies and procedures of AIC and AICCO relating to the operation of their respective insurance premium finance business, including, without limitation, the policies and procedures for determining the creditworthiness of insureds, insurance agents, insurance brokers and insurance companies, and for the extension of credit to prospective insureds and relating to the maintenance and servicing of Premium Finance Agreements and collection of receivables thereunder, as such policies and procedures may be amended from time to time. "Guidelines" shall be deemed to mean, with respect to any Person other than AIC or AICCO acting as Servicer under this Agreement, customary and prudent policies and procedures relating to the servicing of loans comparable to the Loans creating receivables comparable to the Receivables and the collection of receivables under such loans.

                  "Holder" or "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register and, if applicable, the holder of any Bearer Certificate or Coupon, as the case may be, or such other Person deemed to be a "Holder" or "Certificateholder" in any related Supplement.

                  "Ineligible Receivable" shall have the meaning specified in subsection 2.04(e)(ii).

                  "Initial Certificateholders Ownership Interests" shall mean, with respect to any Series of Certificates, the amount stated in the related Supplement.

                  "Initial Closing Date" shall mean December 22, 1994.

                  "Initial Cut-Off Date" shall mean November 30, 1994.

                  "Insolvency Event" shall have the meaning specified in subsection 9.01(a).

                  "Interest Period" shall have, with respect to any Series of Certificates, the meaning stated in the related Supplement.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Investor Account" shall mean each of the Finance Charge Account, the Principal Account and each of the Distribution Accounts.

                  "Investor Certificate" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or the Global Certificates) issued by the Trust, executed and authenticated by the Trustee substantially in the form (or forms in the case of a Series with multiple classes) of the investor certificate attached to the related Supplement or such other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement.

                  "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

                  "Investor Exchange" shall have the meaning specified in subsection 6.09(c).


                  "Investor Percentage" shall have, with respect to Principal Receivables and Finance Charge Receivables and any Series of Certificates, the meaning stated in the related Supplement.

                  "Investor Servicing Fee" shall have, with respect to each Series, the meaning specified in Section 3.02.

                  "Late Fees" shall have the meaning specified in the Premium Finance Agreement applicable to each Loan for late fees or similar terms.

                  "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 7.02 shall not be deemed to constitute a Lien.

                  "Loan" shall mean each loan to an Obligor in the United States made by an Originator in accordance with the Guidelines under a Premium Finance Agreement.


                  "Minimum Transferor Ownership Interest" shall mean, unless otherwise specified in a Supplement, as of any date of determination, an amount equal to the sum of (a)(i) 107% of an amount equal to the sum of the Initial Certificateholders Ownership Interests of each outstanding Series minus (ii) the sum of the Certificateholders Ownership Interests of each outstanding Series as of such date of determination and (b) the Excess Receivables Amount for such date to the extent the related Supplement requires the addition of such amount in the calculation of the Minimum Transferor Ownership Interest.


                  "Monthly Certificateholders' Statement" shall mean, with respect to any Series of Certificates, a statement substantially in the form attached in the relevant Supplement, with such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by this Agreement or any Supplement.

                  "Monthly Period" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of a calendar month.

                  "Monthly Servicer Report" shall mean a report substantially in the form attached as Exhibit C to this Agreement or in such other form as shall be agreed between the Servicer and the Trustee; provided, however, that no such other agreed form shall serve to exclude information required by this Agreement or any Supplement.

                  "Moody's" shall mean Moody's Investors Service, Inc.


                  "New Series Issuance" shall mean any issuance of a new Series of Certificates pursuant to Section 6.09 .

                  "New Series Issuance Date" shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in subsection 6.09(c).

                  "New Series Issuance Notice" shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in subsection 6.09(c).

                  "Notice Date" shall have the meaning specified in subsection 2.06(d)(i).
                  "Obligor" shall mean, with respect to any loan under a Premium Finance Agreement, the Person or Persons obligated to make payments with respect to such loan, including any guarantor thereof.
                  "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Transferor or the Servicer (of both AIC and AICCO, if both are then acting as the Servicer), as the case may be, and delivered to the Trustee.

                  "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee; provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

                  "Original Agreement" shall have the meaning specified in the recitals to this Agreement.
                  "Original Transferor" shall mean AIC or AICCO, as the case may be, and any successor or assignee thereof permitted under Section 7.02.
                  "Originator" shall mean AIC, AICCO or, in the case of a Loan purchased by AIC or AICCO, the related Third Party Originator.

                  "Pay Out Commencement Date" shall mean, (a) with respect to each Series, the date on which a Trust Pay Out Event is deemed to occur pursuant to Section 9.01 or (b) with respect to any Series, the date on which a Series Pay Out Event is deemed to occur pursuant to the Supplement for such Series.

                  "Pay Out Event" shall mean, with respect to each Series, a Trust Pay Out Event or a Series Pay Out Event.

                  "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.06 and shall initially be the Trustee's Corporate Trust Office.


                  "Periodic Finance Charges" shall mean, with respect to each Loan, the monthly finance charges payable under the related Premium Finance Agreement by the related Obligor.

                  "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits, time deposits or certificates of deposit of any depositary institution or trust company; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, either (A) the certificates of deposit of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively, and the long-term unsecured debt obligations of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of Aa and AA, respectively or (B) such investment is made with the corporate trust department of such depositary institution or trust company and the certificates of deposit of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-l and A-l, respectively, and the long-term debt obligations of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of at least A and A, respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-l and A-l+, respectively; (iv) bankers' acceptances issued by any depositary institution or trust company described in clause (ii) above; (v) investments in money market or common trust funds rated AAA-M or AAA-MG by Standard & Poor's or P-l by Moody's or otherwise approved in writing by each Rating Agency; and (vi) demand deposits, time deposits and certificates of deposit which are fully insured to the limits as required by law and the FDIC; and (b) securities not represented by an
                                      11
instrument that are registered in the name of the Trustee upon books maintained for that purpose by or on behalf of the issuer thereof and identified on books maintained for that purpose by the Trustee as held for the benefit of the Trust or the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Permitted Investments, (ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it.

                  "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.


                  "Premium Finance Agreement" shall mean a written agreement by which an insured or prospective insured promises to pay to the applicable Originator an amount advanced or to be advanced thereunder to an insurer (or to an insurance broker or agent for payment to the insurer) in payment of premiums on an insurance contract together with any Periodic Finance Charges and any other incidental fees and charges.

                  "Principal Account" shall have the meaning specified in subsection 4.02(b).

                  "Principal Receivable" shall mean each Receivable other than
(i) Finance Charge Receivables and (ii) Recoveries, calculated as provided in subsection 1.02(f).

                  "Principal Terms" shall have the meaning, with respect to any Series issued pursuant to a New Series Issuance, specified in subsection 6.09(d).
                  "Qualified Institution" shall mean a depositary institution, which may include the Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has (x) a certificate of deposit rating of at least A-1+ by Standard & Poor 5 and P-1 by Moody's or a long-term debt rating of at least AA by Standard & Poor's and at least Aa by Moody's or (y) if such deposits are held in the corporate trust department of such depositary institution, a certificate of deposit rating of at least A-1 by Standard & Poor's and P-1 by Moody's or a long-term debt rating of at least A by Standard & Poor's and at least A by Moody's.

                  "Rating Agency" shall mean, with respect to each Series, the rating agency or agencies, if any, selected by the Transferor (or the Original Transferors in the case of Series 1994-1) to rate all or a portion of the Certificates, as specified in the related Supplement.

                  "Rating Agency Condition" shall mean, unless otherwise provided in a Supplement, with respect to any action requiring rating agency approval or consent, that each Rating Agency rating any Series shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any outstanding Series or Class thereof with respect to which it is a Rating Agency. Satisfaction of the Rating Agency Condition shall be an expense of the Trust unless otherwise provided herein or in any Supplement.

                  "Reassignment" shall have the meaning specified in subsection 2.07(b)(ii).
                  "Reassignment Date" shall have the meaning specified in subsection 2.04(f).

                  "Receivable" shall mean the entire beneficial interest in a Loan, including all amounts due and to become due and all Collections on or in respect of such Loan (including all Finance Charge Receivables, Principal

Receivables and Recoveries). The term "Receivable" shall be deemed to refer to an Additional Receivable only from and after the Addition Date with respect thereto, and the term "Receivable" shall be deemed to refer to any Removed Receivable only prior to the Removal Date with respect thereto. The term "Receivable" shall in no event include any Credit Balance.

                  "Record Date" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period.

                  "Recoveries" shall mean all amounts, other than Credit Balances, received by the Servicer from any Person (including the Obligor) with respect to any Defaulted Loan, including, without limitation, any Unearned Premium with respect thereto, and, if permitted by applicable law or regulation, the right to receive dividends and loss payments on the related insurance policy.

                  "Registered Certificates" shall have the meaning specified in
Section 6.01.

                  "Removal Date" shall mean any date on which designated Removed Receivables will be reassigned by the Trustee to the Transferor.

                  "Removal Notice Date" shall have the meaning specified in
Section 2.07(a).

                  "Removed Receivables" shall have the meaning specified in subsection 2.07(a).

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including, without limitation, usury laws and laws relating to truth in lending).

                  "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Restricted Period" shall have, with respect to any Series of Certificates, the meaning designated as the "Restricted Period," if any, in the related Supplement.

                  "Revolving Period" shall have, with respect to each Series, the meaning specified in the related Supplement.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Series" shall mean any series of Investor Certificates, which may include within any such Series multiple Classes of Investor Certificates one or more of which may be subordinate to another such Class or Classes of Investor Certificates.

                  "Series 1994-1 Supplement" shall have the meaning specified in the recitals to this Agreement.
                  "Series 1998-1 Closing Date" shall have the meaning ascribed to the term "Closing Date" in the related Supplement.

                  "Series Account" shall mean any account or accounts established pursuant to a Supplement for the benefit of the related Series.

                  "Series Pay Out Event" shall have, with respect to any Series, the meaning specified pursuant to the related Supplement.

                  "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement.

                  "Series Temporary Regulation S Global Certificate" shall mean, with respect to any Series of Certificates, the certificates designated as such, if any, in the related Supplement.

                  "Series Termination Date" shall have, with respect to any Series of Certificates, the meaning specified in the related Supplement.

                  "Servicer" shall mean initially AIC and AICCO and their respective permitted successors and assigns and thereafter any Person appointed as successor as herein provided to service the Receivables.

                  "Servicer Default" shall have the meaning specified in Section 10.01.

                  "Servicer's Compliance Certificate" shall have the meaning specified in Section 3.06.

                  "Servicing Fee" shall have the meaning specified in Section 3.02.

                  "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer (by both AIC and AICCO, if both are then acting as the Servicer), as such list may from time to time be amended.

                  "Shared Finance Charge Collections" shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Finance Charge Collections" for such Transfer Date.


                  "Shared Principal Collections" shall mean, with respect to any Transfer Date, the aggregate amount for all outstanding Series that the related Supplements specify are to be treated as "Shared Principal Collections" for such Transfer Date.

                  "Standard & Poor's" shall mean Standard & Poor's Ratings
Group.

                  "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

                  "Supplement" or "Series Supplement" shall mean, (i) with respect to Series 1994-1, the Series 1994-1 Supplement and (ii) with respect to any other Series of Certificates, a supplement to this Agreement complying with the terms of Section 6.09 of this Agreement, executed in conjunction with the issuance of such Series of Certificates (or, in the case of the issuance of Certificates on the Series 1998-1 Closing Date, the supplement executed in connection with the issuance of such Certificates).

                  "Support Agreements" shall mean the AIC Support Agreement and the AIR Support Agreement.

                  "Tax Opinion" shall mean with respect to any action or event, an Opinion of Counsel to the effect that, for United States federal income tax purposes and for income and/or franchise tax purposes of any state or locality (if appropriate) in which the Servicer maintains its principal place of business and any additional states or localities (as appropriate) in which the Servicer, after the date hereof, conducts substantial servicing activities in respect of Receivables, (a) such action or event will not adversely affect the tax characterization of Investor Certificates of any outstanding Series or Class issued to investors as debt, (b) following such action or event, the Trust will not be treated as a taxable entity and (c) such action or event will not cause or constitute a taxable event to any Investor Certificateholder or the Trust.

                  "Termination Notice" shall have, with respect to any Series, the meaning specified in subsection 10.01(a).

                  "Third Party Originator" shall mean an originator other than AIC or AICCO that has originated a Loan to an Obligor in the United States in accordance with the Guidelines, which Loan is subsequently purchased by AIC or AICCO and sold to the Transferor.

                  "Transfer Agent and Registrar" shall have the meaning specified in Section 6.03 and shall initially be the Trustee's Corporate Trust Office.

                  "Transfer Date" shall mean, unless otherwise specified in the related Supplement, with respect to any Series, the Business Day immediately prior to each Distribution Date.


                  "Transferor" shall mean AIR, and any successor or assignee thereof permitted under Section 7.02.
                  "Transferor Certificate" shall mean the certificate that represents the Transferor Ownership Interest, executed and authenticated by the Trustee, substantially in the form of Exhibit A.

                  "Transferor Ownership Interest" shall mean, on any date of determination, the aggregate amount of Principal Receivables then in the Trust and as adjusted pursuant to subsection 4.03(d) and the principal amount on deposit in any Principal Funding Account (as defined in any Supplement) at the end of the day immediately prior to such date of determination, minus the Aggregate Certificateholders Ownership Interests at the end of such day, minus the aggregate Enhancement Invested Amounts, if any, for each Series outstanding at the end of such day, minus the aggregate Collateral Interests not included in the Aggregate Certificateholders Ownership Interests, if any, for each Series outstanding at the end of such day.

                  "Transferor Ownership Interest Reduction" shall have the meaning specified in subsection 6.09(c).

                  "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables and Finance Charge Receivables, a percentage equal to 100% minus the Aggregate Investor Percentage with respect to such categories of Receivables.

                  "Transferor Servicing Fee" shall have the meaning specified in
Section 3.02.

                  "Trust" shall mean the trust created by this Agreement, the corpus of which shall consist of the Trust Assets.

                  "Trust Assets" shall have the meaning specified in Section
2.01.

                  "Trust Extension" shall have the meaning specified in subsection 12.01(a).

                  "Trust Pay Out Event" shall have, with respect to each Series, the meaning specified in Section 9.01.

                  "Trust Termination Date" shall mean the earliest to occur of
(i) unless a Trust Extension shall have been delivered, the first Business Day after the Distribution Date with respect to any Series following the day on which funds shall have been deposited in the Distribution Accounts and any applicable Series Account sufficient to pay in full (a) the Aggregate Certificateholders Ownership Interests plus accrued Certificate Interest at the applicable Certificate Rate through the applicable Interest Period prior to such Distribution Date with respect to each such Series and (b) all amounts owed to each Credit Enhancement Provider, (ii) if a Trust Extension shall have been delivered, the Extended Trust Termination Date and (iii) the date of any termination pursuant to Section 9.02(b).

                  "Trustee" shall mean The First National Bank of Chicago, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction (or, if no jurisdiction is specified, as in effect in any applicable jurisdiction).

                  "Undivided Interest" shall mean the undivided interest in the Trust evidenced by an Investor Certificate.

                  "Unearned Premium" shall mean, with respect to any Loan, the portion, if any, of any insurance premium financed under the related Premium Finance Agreement that is considered unearned and is required under applicable law and/or the terms of the related insurance policy to be returned by the insurance company directly, or indirectly through an insurance broker or agent, to the related holder of the Loan upon receipt by the related Obligor of notice of cancellation of the related insurance policy, if such insurance policy is cancelable.
                                      16

                  Section 1.02  Other Definitional Provisions.

                  (a) All terms defined in any Supplement or this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in
Section 1.01, and accounting terms partially defined in Section 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained herein shall control.

                  (c) The agreements, representations and warranties of AIC in this Agreement and in any Supplement in each of its capacities as an Original Transferor and as a Servicer shall be deemed to be the agreements, representations and warranties of AIC solely in each such capacity for so long as AIC acts in each such capacity under this Agreement; provided, however, that the agreements, representations and warranties made by AIC with respect to the Existing Receivables shall survive AIC's replacement as transferor. The agreements, representations and warranties of AICCO in this Agreement and in any Supplement in each of its capacities as an Original Transferor and as a Servicer shall be deemed to be the agreements, representations and warranties of AICCO solely in each such capacity for so long as AICCO acts in each such capacity under this Agreement; provided, however, that the agreements, representations and warranties made by AICCO with respect to the Existing Receivables shall survive AICCO's replacement as transferor.

                  (d) Unless the context otherwise requires, if more than one Person is acting as Servicer under this Agreement and any Supplement, the agreements, representations and warranties of the Servicer in this Agreement and any Supplement shall be deemed to be the joint and several agreements, representations and warranties of such Persons for so long as such Persons act in such capacity under this Agreement.

                  (e) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Supplement shall refer to this Agreement or such Supplement as a whole and not to any particular provision of this Agreement or any Supplement; and Section, subsection, Schedule and Exhibit references contained in this Agreement or any Supplement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement or any Supplement unless otherwise specified.

                  (f) The amount of Principal Receivable with respect to any Loan on any date of determination shall be calculated by deducting from the gross funded receivable shown for such date on the Servicer's servicing system the amount of any unearned income thereon as of such date. Any Receivables which the Transferor is unable to transfer as provided in subsection 2.05(c) shall not be included in calculating the aggregate amount of Principal Receivables. In allocating Collections on Receivables received during any Monthly Period, the Servicer shall be entitled to allocate to Finance Charge Receivables an amount equal to the reduction for such Monthly Period in unearned income for each Receivable shown on the servicing system of the Servicer together with any Recoveries and to allocate to Principal Receivables the remaining amount or to follow any other method of allocation that is in accordance with generally accepted accounting principles.

                               [End of Article I]

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES;
                            ISSUANCE OF CERTIFICATES

                  Section 2.01 Conveyance of Receivables. Pursuant to the Original Agreement, the Original Transferors have transferred, assigned, and otherwise conveyed to the Trust for the benefit of the Certificateholders, without recourse, all of their respective right, title and interest in and to the Receivables existing at any time after the Initial Cut-Off Date or thereafter created up to (but excluding) the Series 1998-1 Closing Date (the "Existing Receivables"), including all Collections thereon, other than Credit Balances, received by the Original Transferors after the Initial Cut-Off Date .

The Transferor hereby transfers, assigns, and otherwise conveys to the Trust for the benefit of the Certificateholders, without recourse, all of its right, title and interest in and to the Receivables existing at any time on or after the Series 1998-1 Closing Date or thereafter created that are required or permitted to be conveyed to the Trust pursuant to Section 2.06 hereof, including all Collections thereon, other than Credit Balances, received on or after the Series 1998-1 Closing Date . Such property, together with all monies as from time to time are deposited in the Collection Account, any Investor Account, any Series Account and any other account maintained for the benefit of Holders of any Series of Certificates, any Credit Enhancement and all monies available under any Credit Enhancement to be provided for any Series for payment to the Certificateholders of such Series, shall constitute the assets of the Trust (collectively, the "Trust Assets").
                  In connection with such transfers, assignments and conveyances
(i) each Original Transferor (A) has recorded and filed, at its own expense, a financing statement (and shall file any continuation statements with respect to such financing statement when applicable) with respect to the Existing Receivables, for the transfer of general intangibles (as defined in Section 9-106 of the UCC as in effect in the State of New York) ("general intangibles") meeting the filing requirements of the laws of the States of New York or California, as appropriate (each, an "Original Financing Statement") and (B) has delivered a file-stamped copy of the related Original Financing Statement (and shall deliver a file-stamped copy of any such continuation statement) or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the Initial Closing Date, and in the case of any continuation statements filed pursuant to this Section 2.01, as soon as practicable after receipt thereof by the Original Transferors, and (ii) the Transferor agrees, at its own expense,
(w) to amend the Original Financing Statements, and/or to record and file one or more new financing statements (each, a "New Financing Statement") with respect to the Receivables for the transfer of "general intangibles" meeting the filing requirements of the States of New York and California, as appropriate, (x) to deliver a file-stamped copy of each New Financing Statement or other evidence of such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee on or prior to the Series 1998-1 Closing Date, (y) to cause the Servicer pursuant to Section 13.02 to record and file any continuation statements with respect to each New Financing Statement, and (z) to cause the Servicer pursuant to Section 13.02 to deliver a file-stamped copy of each such continuation statement or other evidence of each such filing (which may, for purposes of this Section 2.01, consist of telephone confirmation of such filing) to the Trustee as soon as practicable after receipt thereof by the Transferor. The foregoing transfers, assignments and conveyances to the Trust shall be (and, with respect to the Existing Receivables, have been) made to the Trustee, on behalf of the Trust,
                                      19
and each reference in this Agreement to such transfers, assignments and conveyances shall be construed accordingly.

                  In connection with such transfers, (i) each Original Transferor has, at its own expense, (x) indicated in its computer files that the Existing Receivables have been transferred to the Trust pursuant to the Original

Agreement for the benefit of the Certificateholders, and (y) delivered to the Trustee a computer file or microfiche list containing a true and complete list of all such Existing Receivables, identified by account number and setting forth the Receivable balance as of the Series 1998-1 Closing Date, and (ii) the Transferor agrees, on or prior to each Closing Date on which Receivables are transferred to the Trust, at its own expense, (x) to cause AIC and AICCO to indicate in their computer files that Future Receivables (other than any Additional Receivables) have been transferred to the Trust pursuant to this Agreement for the benefit of the Certificateholders and (y) to cause AIC and AICCO to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Future Receivables, identified by account number and setting forth the Receivable balance as of the applicable Cut-Off Date. Such files or lists shall be marked as Schedule 1 to this Agreement and delivered to the Trustee as confidential and proprietary, and are hereby incorporated into and made a part of this Agreement.
                  The parties intend that if, and to the extent that, such transfers are not deemed to be sales, the Original Transferors and the Transferor shall be deemed hereunder to have granted to the Trustee a first priority perfected security interest in all of their right, title and interest in, to and under the Trust Assets for the purpose of securing a loan in an amount equal to the unpaid principal amount of the Investor Certificates issued hereunder and pursuant to one or more Supplements and the interest accrued at the related Certificate Rate and to secure all of the Original Transferors', the Transferor's and, in the case of AIC and AICCO, the Servicer's obligations hereunder including, without limitation, the Transferor's obligation to sell or transfer Receivables hereafter created to the Trust, and that this Agreement shall constitute a security agreement under applicable law.

                  Pursuant to requests of the Original Transferors and the Transferor, the Trustee has caused and shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly executed, authenticated and delivered to or upon the orders of the Original Transferors pursuant to the Original Agreement and the Transferor pursuant to Section 6.02.

                  Section 2.02  Acceptance by Trustee.

                  (a) The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 hereof (or, in the case of Existing Receivables, pursuant to Section 2.01 of the Original Agreement), and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Trustee has received the computer file or microfiche list described in the third paragraph of Section 2.01.

                  (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists delivered to the Trustee by the Original Transferors or caused to be delivered to the Trustee by the Transferor pursuant to Sections 2.01, 2.06 and 2.07 ("Account Information") except (i) as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders, (ii) to a Successor Servicer appointed pursuant to Section 10.02, (iii) as mandated pursuant to any Requirement of Law applicable to the Trustee or (iv) to the extent included in any financing statement executed by the Original Transferors or the Transferor. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this subsection 2.02(b).

                  (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Certificateholders of the Trust other than as contemplated in this Agreement.

                  Section 2.03 Representations and Warranties of the Original Transferors and the Transferor. Each Original Transferor hereby represents and warrants to the Trust, as of the date of the Original Agreement, the Initial Closing Date, the date of this Agreement, and the Series 1998-1 Closing Date (or such other date specified below), and the Transferor hereby represents and warrants to the Trust, as of the date of this Agreement and the Series 1998-1 Closing Date (or such other date specified below), that:

                  (a) Organization and Good Standing. It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. It is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct business except where failure to so qualify or be in good standing would not have a material adverse effect on its business, and has obtained all necessary licenses and approvals with respect to it and the conduct of its business required under federal, state and local laws except where failure to obtain such licenses and approvals would not have a material adverse effect on its business.

                  (c) Due Authorization. The execution and delivery of this Agreement by it and the consummation of the transactions provided for in this Agreement have been duly authorized by it by all necessary corporate action on its part.

                  (d) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which it is a party or by which it or any of its properties are bound.
                  (e) No Violation. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof and hereof by it will not conflict with or violate any Requirements of Law applicable to it or any of its properties.
                                      21

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best of its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of this Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or the Certificates, (iii) seeking any determination or ruling that, in its reasonable judgment, would materially and adversely affect its performance of its obligations under this Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the Certificates of (v) seeking to affect adversely the income tax attributes of the Trust.

                  (g) Loans. As of the relevant Cut-Off Date, each Receivable constituting part of the Trust Assets arose from a Loan.

                  (h) Accuracy of Information. All information heretofore furnished by it in writing to the Trustee for purposes of or in connection with this Agreement or any transactions contemplated hereby is, and all such information hereafter furnished by it in writing to the Trustee will be, true and accurate in every material respect.

                  (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement and the Certificates, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof, have been obtained.

                  (j) Receivables Selection. The Receivables conveyed to the Trust by it on the Initial Closing Date represented all Eligible Receivables owned by it as of the Initial Cut-Off Date.
                  For the purposes of the representations and warranties contained in this Section 2.03 and made by the Original Transferors on the Initial Closing Date, "Certificates" shall mean the Certificates issued on the Initial Closing Date and "Agreement" shall mean the Original Agreement. For the purposes of the representations and warranties contained in this Section 2.03 and made by the Original Transferors or the Transferor on the Series 1998-1 Closing Date, "Certificates" shall mean the Certificates issued on the Series 1998-1 Closing Date. The representations and warranties set forth in this
Section 2.03 shall survive the transfer and assignment of the Trust Assets to the Trust, and termination of the rights and obligations of the Servicer pursuant to Section 10.01. The Transferor hereby represents and warrants to the Trust, with respect to any other Series of Certificates, as of its Closing Date, unless otherwise stated in such Supplement, that its representations and warranties set forth in this Section 2.03 are true and correct as of such date (for the purposes of such representations and warranties, "Certificates" shall mean the Certificates issued on the related Closing Date). Upon discovery by either Original Transferor, the Transferor, the Servicer or the Trustee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

                  Section 2.04 Representations and Warranties of the Original Transferors and the Transferor Relating to the Agreement and the Receivables.

                  (a)      Binding Obligation; Valid Transfer and Assignment.

                      (i) Each of the Original Transferors and the Transferor hereby represents and warrants to the Trust, as of the Series 1998-1 Closing Date, that this
                                      22

Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).
                        (ii) The Transferor hereby represents and warrants to the Trust, as of the Series 1998-1 Closing Date, that this Agreement constitutes a valid transfer, assignment and conveyance to the Trust of all right, title and interest in and to the Trust Assets, which will be held by the Trust free and clear of any Lien of any Person claiming through or under it or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b), (y) its interest as Holder of the Transferor Certificate and (z) its right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement. Neither it nor any Person claiming through or under it has or shall have any claim to or interest in the Principal Account, the Finance Charge Account, any Distribution Account or any Series Account, except for its rights to receive interest accruing on, and investment earnings in respect of, the Finance Charge Account and Principal Account as provided in this Agreement (or, if applicable, any Series Account as provided in any Supplement) and, if this Agreement constitutes the grant of a security interest in such property, except for its interest in such property as a debtor for purposes of the UCC as in effect in the State of New York or California, as the case may be.
                  (b) Eligibility of Existing Receivables. Each Original Transferor hereby represents and warrants to the Trust with respect to the Existing Receivables originated by it, as of the Initial Closing Date and as of each subsequent date on which Existing Receivables originated by it were transferred to the Trust (or other specified date set forth below), as the case may be, that:

                         (i) Each such Receivable is an Eligible Receivable as

         of the Initial Closing Date or the date of transfer to the Trust, as applicable.

                        (ii) Each such Receivable then existing has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under it or any of its Affiliates (other than Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the applicable Original Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto) and in compliance with all applicable Requirements of Law.

                       (iii) With respect to each such Receivable then existing, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by it in connection with the origination and servicing of the related Loan and the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.
                        (iv) As of the end of each Monthly Period during which one or more Addition Dates (as defined in the Original Agreement) occurred with respect to Additional Receivables (as defined in the Original Agreement), the related computer file or microfiche list referred to in Section 2.06(d) of the Original Agreement is an accurate and complete
                                      23
         listing in all material respects of all the Receivables as of the end of such Monthly Period, and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of the end of such Monthly Period.
                     (v) With respect to such Receivables transferred to the Trust after the Initial Closing Date only, (x) no selection procedures believed by it to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Receivables being conveyed by it, (y) as of the date of transfer to the Trust, it is not insolvent and (z) as of the date of transfer to the Trust, it has not received notice from any Rating Agency that an existing rating of any Certificates will be reduced or withdrawn as a result of the conveyance of the related Receivables.
                     (vi) With respect to such Receivables transferred to the Trust after the Initial Closing Date only, the Original Agreement and the Assignment (as defined in the Original Agreement) constituted a valid transfer, assignment and conveyance to the Trust, as of the date of transfer to the Trust, of all its right, title and interest in and to the related Receivables, and such Receivables are held by the Trust free and clear of any Lien of any Person claiming through or under it or any of its Affiliates except for (x) Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if it shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto and (y) its right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement.

                  (c) Eligibility of Future Receivables. The Transferor hereby represents and warrants to the Trust with respect to the Future Receivables as of the Series 1998-1 Closing Date and as of each Addition Date (or other specified date set forth below), as the case may be, that:

                         (i) Each Receivable is an Eligible Receivable as of the Series 1998-1 Closing Date or the Addition Date, as applicable.

                        (ii) Each Receivable has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under it or any of its Affiliates (other than Liens permitted under subsection 2.05(b)) and in compliance with all applicable Requirements of Law.

                       (iii) With respect to each Receivable conveyed to the Trust, all material consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by AIR, AIC, AICCO or any Third Party Originator in connection with the origination and/or servicing of the related Loan and the conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.

                        (iv) As of the Closing Date for a Series, and as of the end of each Monthly Period during which one or more Addition Dates shall have occurred with respect to Additional Receivables, the related computer file or microfiche list referred to in Section 2.06(d) is an accurate and complete listing in all material respects of all the Receivables as of the applicable Cut-Off Date, or with respect to Additional Receivables, as of the end of such Monthly Period, and the information contained therein with respect to the identity of such Receivables is true and correct in all material respects as of the end of such Monthly Period.

                         (v) With respect to Additional Receivables only, (x) no selection procedures materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Receivables being conveyed, (y) as of the Addition Date, it is not insolvent and (z) as of the Addition Date, neither it nor any of its Affiliates has received notice from any Rating Agency that an existing rating of any Certificates will be reduced or withdrawn as a result of the conveyance of the related Additional Receivables.

                        (vi) With respect to Additional Receivables only, this Agreement and the Assignment constituted a valid transfer, assignment and conveyance to the Trust, as of the Addition Date, of all right, title and interest in and to the Additional Receivables, and such Additional Receivables are held by the Trust free and clear of any Lien of any Person claiming through or under it or any of its Affiliates except for (x) Liens permitted under subsection 2.05(b), (y) its interest as Holder of the Transferor Certificate and (z) its right, if any, to interest accruing on, and investment earnings, if any, in respect of the Finance Charge Account, the Principal Account or any Series Account, as provided in this Agreement or the related Supplement.

                  (d) Notice of Breach. The representations and warranties set forth in this Section 2.04 shall survive the transfer and assignment of the respective Trust Assets to the Trust. Upon discovery by an Original Transferor, the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the other parties mentioned above. The Original Transferors and the Transferor agree to cooperate with the Servicer and the Trustee in attempting to cure any such breach.

                  (e)      Transfer of Ineligible Receivables.

                         (i) Removal After Cure Period. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in subsection 2.04(b) and 2.04(c) and as a result of such breach the Loan relating to such Receivable becomes a Defaulted Loan, then, upon the expiration of 60 days (or such longer period as may be agreed to by the Trustee in its sole discretion, but in no event later than 120 days) from the earlier to occur of the discovery of any such event and Defaulted Loan occurrence by the related Original Transferor or the Transferor, as applicable, or receipt by the related Original Transferor or the Transferor, as applicable, of written notice of any such event and Defaulted Loan occurrence given by the Trustee, such Receivable shall be removed from the Trust on the terms and conditions set forth in subsection 2.04(e)(ii); provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such representations and warranties with respect to such Receivable shall then be true and correct in all respects as if such Receivable had been created on such day.
                        (ii) Procedures for Removal. When the provisions of subsection 2.04(e)(i) above require removal of a Receivable, the related Original Transferor with respect to Existing Receivables or the Transferor with respect to Future Receivables shall accept reassignment of such Receivable (an "Ineligible Receivable") by (A) depositing into the Collection Account an amount equal to the Finance Charge Receivables due but not collected with respect to such Ineligible Receivable; (B) the Transferor, with respect to Future Receivables, directing
                                      25
         the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust used to calculate the Transferor Ownership Interest; and (C) the Original

         Transferors, with respect to Existing Receivables, depositing into the Collection Account an amount equal to the principal balance of such Ineligible Receivable. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Ownership Interest would cause the Transferor Ownership Interest to be reduced below the Minimum Transferor Ownership Interest or would otherwise not be permitted by law, the Transferor shall concurrently make a deposit in the Principal Account (for allocation as a Principal Receivable) in immediately available funds prior to the Transfer Date related to such Monthly Period in which such event occurred in an amount equal to the amount by which the Transferor Ownership Interest would be reduced below the Minimum Transferor Ownership Interest. The portion of such deposit allocated to the Investor Certificates of each Series shall be distributed to the Investor Certificateholders of each Series in the manner specified in Article IV, if applicable, on the Distribution Date immediately following such Transfer Date. Upon the reassignment to the related Original Transferor or the Transferor, as applicable, of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the related Original Transferor or the Transferor, as applicable, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due with respect to such Ineligible Receivable and all proceeds of such Ineligible Receivable. Such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the related Original Transferor or the Transferor, as applicable, to evidence the conveyance of such Ineligible Receivable pursuant to this subsection 2.04(e)(ii). The obligations of the Original Transferors and the Transferor set forth in this subsection 2.04(e)(ii) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in subsection 2.04(b) and 2.04(c) with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                  (f) Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in subsection 2.04(a) having a material adverse effect on the Trust, the Trustee, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders), may direct the Transferor to accept reassignment of all of the Receivables (whether Existing or Future) within 60 days of such notice (or within such longer period as may be specified in such notice but in no event longer than 120 days), and the Transferor shall be obligated to accept reassignment of such Receivables on a Distribution Date specified by the Transferor (such Distribution Date, the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, with respect to a breach of the representation and warranty contained in subsection 2.04(a)(i), such representation shall then be true and correct in all respects and, with respect to a breach of the representation and warranty in subsection 2.04(a)(ii), such representation and warranty shall then be true and correct in all material respects. The Transferor shall deposit on the Transfer Date (in New York Clearing House next day funds) preceding the Reassignment Date an amount for each Series equal to the reassignment deposit amount for such Receivables for such Series in the related Distribution Account or the applicable Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount with respect to each Series for such reassignment, unless otherwise stated in the related Supplement, shall be equal to (i) the

Certificateholders Ownership Interests of such Series at the end of the day on the last day of the Monthly Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates of such Series at the applicable Certificate Rate for the related Interest Period through the last day of such Interest Period, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Monthly Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series, and all other amounts in the related Distribution Account or the applicable Series Account in respect of the preceding Monthly Period, shall be considered a prepayment in full of the Receivables represented by the Investor Certificates. On the Distribution Date following the Transfer Date on which such amount has been deposited in full into the related Distribution Account or the applicable Series Account, the Receivables shall be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, or its designees or assignees, all right, title and interest of the Trust in and to the Receivables. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this subsection 2.04(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in subsection 2.04(a) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.

                  Section 2.05 Covenants of the Original Transferors and the Transferor. Each of the Original Transferors with respect to Existing Receivables and the Transferor with respect to Future Receivables hereby covenants, that:
                  (a) Receivables to Be General Intangibles. It will take no action, nor will it suffer to be taken any action, to cause any Loan or Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the States of Delaware, New York and California). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. It will take no action, nor will it suffer to be taken any action, to cause any Receivable to be anything other than a "general intangible"

(as defined in the UCC as in effect in the States of New York and California).

                  (b) Conveyances and Security Interests. Except for the conveyances hereunder or under the Original Agreement, it will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien, on any of the Trust Assets, whether now existing or hereafter created, or any interest therein or on the legal title to any Loan the Receivable under which is part of the Trust Assets; it will immediately notify the Trustee of the existence of any Lien on any of the Trust Assets or on the legal title to any Loan the Receivable under which is part of the Trust Assets; and it shall defend the right, title and interest of the Trust in, to and under the Trust Assets, whether now existing or hereafter created, against all claims of third parties claiming through or under it; provided, however, that nothing in this subsection 2.05(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Trust Assets any Liens for municipal or other local taxes if such taxes shall not at the time be due and payable or if the Transferor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto; provided, further, that it shall not be prohibited hereby from conveying, assigning, selling, exchanging or otherwise transferring Receivables and related Loans in connection with a transaction complying with the provisions of Section 7.02.


                  (c)      Receivables Allocations.
                         (i) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or an order by any federal or state governmental agency or any court of competent jurisdiction that any Receivables not be transferred to the Transferor or to the Trust) then, in any such event, (A) the Transferor agrees to allocate and pay to the Trust, after the date of such inability, all Collections with respect to Receivables, and all amounts which would have constituted Collections with respect to Receivables but for its inability to transfer such Receivables to the Trust; (B) the Transferor agrees to have such amounts applied as Collections in accordance with
         Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables (and all amounts which would have constituted Receivables but for its inability to transfer such Receivables to the Trust) shall continue to be allocated in accordance with Article IV, and all amounts that would have constituted Receivables but for its inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Transferor Ownership

         Interest.
                        (ii) In the event that, pursuant to subsection 2.04(e), it accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) or 2.04(c), as applicable, relating to such Receivable, then, in any such event, it agrees that payments received with respect to such Ineligible Receivable shall be accounted for separately from Collections on Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned to it pursuant to subsection 2.04(e) or to the Receivables of such Obligor retained in the Trust, then it agrees that payments shall be allocated proportionately based on the total amount of Receivables of such Obligor retained in the Trust and the total amount owing by such Obligor on any Ineligible Receivables reassigned to it pursuant to subsection 2.04(e), and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.
                  (d) Delivery of Collections. It agrees to pay to the Servicer all Collections received in respect of the Receivables as soon as practicable after receipt thereof, but in no event later than the second Business Day after such receipt.
                  (e) Requirement of Law. It agrees to comply and to cause AIC and AICCO to comply in all respects with all Requirements of Law applicable to it or to AIC and AICCO, the Premium Finance Agreements or the Loans, the failure to comply with which would have a material adverse effect on the Investor Certificateholders.
                                      28

                  Section 2.06  Addition of Receivables.

                  (a) If on any Determination Date the Transferor Ownership Interest on such date is less than the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period, the Transferor shall, unless otherwise permitted under the Supplement pursuant to which the Minimum Transferor Ownership Interest is calculated, designate additional Eligible Receivables ("Additional Receivables") to be included as Trust Assets in a sufficient amount such that the Transferor Ownership Interest is at least equal to such Minimum Transferor Ownership Interest. Such Additional Receivables shall be transferred to the Trust on or before the Transfer Date immediately following such Determination Date.

                  (b) In addition to its obligation under subsection 2.06(a), the Transferor may, but shall not be obligated to, designate on any date Additional Receivables to be included as Trust Assets.

                  (c) On each Addition Date, the Transferor will be deemed to have made the representations and warranties in subsection 2.04(c) as of such date with respect to the related Additional Receivables and the related Assignment.

                  (d) The Transferor agrees that any such transfer of Additional

Receivables by it under subsection 2.06(a) or (b) shall satisfy the following conditions (to the extent provided below):

                         (i) on or before the third Business Day prior to the Addition Date with respect to additions pursuant to subsection 2.06(a) (the "Notice Date"), it shall give the Trustee and the Servicer written notice that such Additional Receivables will be included, which notice shall specify the approximate aggregate amount of the Receivables to be transferred; and

                        (ii) on the Determination Date immediately following each Monthly Period during which one or more Addition Dates shall have occurred, the Transferor shall (A) have caused AIC and AICCO to indicate in their computer files that the Additional Receivables have been transferred to the Trust as of the related Addition Date, (B) cause AIC and AICCO to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Receivables (including Additional Receivables conveyed to the Trust during such Monthly Period), identified by account number and the aggregate amount of the related Receivables, as of the end of such Monthly Period, which computer file or microfiche list shall be incorporated into and made a part of this Agreement as of the end of such Monthly Period and (C) deliver to the Trustee a written confirmation of assignment (including a confirmation of acceptance by the Trustee on behalf of the Trust for the benefit of the Investor Certificateholders) of the Additional Receivables conveyed to the Trust during such Monthly Period in substantially the form of Exhibit B (the "Assignment").

                  Section 2.07  Removal of Receivables.

                  (a) Subject to the conditions set forth below, on each Determination Date on which the Transferor Ownership Interest exceeds the Minimum Transferor Ownership Interest on such Determination Date, the Transferor may, but shall not be obligated to, designate Receivables for deletion and removal ("Removed Receivables") from the Trust; provided, however, that the Transferor shall not make more than one such designation in any Monthly Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the designated Removed Receivables will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the

Trustee and the Servicer written notice that such Removed Receivables are to be reassigned to the Transferor.

                  (b) The Transferor shall be permitted to designate and require reassignment to it of Removed Receivables only upon satisfaction of the following conditions:

                         (i) the removal of any Removed Receivables on any Removal Date shall not, in the reasonable belief of the Transferor, (a) cause a Pay Out Event to occur; provided, however, that for the purposes of this subsection 2.07(b)(i), the Removed Receivables shall be considered to have been removed as of the Removal Date, (b) cause the Transferor Ownership Interest on such Removal Date to be less than the Minimum Transferor Ownership Interest on such Removal Date or (c) result in the failure to make any payment specified in the related Supplement with respect to any Series;

                        (ii) on or prior to the Removal Date, the Transferor shall have delivered to the Trustee for execution a written assignment in substantially the form of Exhibit E (the "Reassignment") and, within five Business Days thereafter, the Transferor shall have delivered to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and the aggregate amount of such Removed Receivables as of the Removal Date, which computer file or microfiche list shall as of the Removal Date modify and amend and be made a part of this Agreement;

                       (iii) the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Receivables to be removed from the Trust;

                        (iv) on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables and the Transferor shall have received notice prior to the Removal Date from such Rating Agency that such proposed removal will not result in a downgrade or withdrawal of its then current rating of any outstanding Series of the Investor Certificates;

                         (v) the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (iv) above. The Trustee may conclusively rely on such Officer's Certificates, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying;

                        (vi) the Transferor, the Trustee and each Rating Agency shall have received an Opinion of Counsel that the proposed removal will not adversely affect the United States federal income tax characterization of the Trust; and

                       (vii) the proposed removal of Receivables shall not violate any provisions of the Financial Accounting Standard Board's Statement of Financial Accounting Standards 125 or any directives or pronouncements promulgated thereunder, as evidenced by an Officer's Certificate from the Transferor to such effect.

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, the Removed Receivables shall no longer constitute a part of the Trust and the Transferor Ownership Interest shall be decreased by the amount of the Principal Receivable with respect to each such Removed Receivable.

                               [End of Article II]

                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF TRUST ASSETS

                  Section 3.01 Acceptance of Appointment and Other Matters Relating to the Servicer.
                  (a) AIC shall act as the Servicer under this Agreement with respect to all Loans under Premium Finance Agreements originated by it or purchased by it from Third Party Originators and AICCO shall act as the Servicer with respect to all Loans under Premium Finance Agreements originated by it or purchased by it from Third Party Originators.

                  (b) The Servicer shall service and administer the Loans giving rise to Receivables and shall collect payments due thereunder or in connection therewith in accordance with its customary and usual servicing procedures for servicing loans giving rise to receivables comparable to the Receivables and in accordance with the Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer is hereby authorized and empowered (i) to make withdrawals from the Collection Account as set forth in this Agreement, (ii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to
Section 10.01, to instruct the Trustee to make withdrawals and payments from the Finance Charge Account, the Principal Account and any Series Account, in accordance with such instructions as set forth in this Agreement or any applicable Supplement, (iii) unless such power and authority is revoked by the Trustee on account of the occurrence of a Servicer Default pursuant to Section 10.01, to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables, the related Loans and other Trust Assets and, after any delinquency in payment relating to any Receivable, to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect thereto (including cancellation of the related insurance policy) and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the instructions of the Servicer to withdraw funds from the Principal Account, the Finance Charge Account or any Series Account and to

take any action required under any Credit Enhancement at such time as required under this Agreement or any applicable Supplement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (c) In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement (including, without limitation, by reason of the application of the provisions of Section 9.02 or the order of any federal or state or governmental agency having regulatory authority over the Transferor or any court of competent jurisdiction that the Transferor not transfer any Receivables to the Trust) then, in any such event, (A) the Servicer agrees to allocate, after such date, all Collections with respect to Receivables, and all amounts which would have constituted Collections with respect to Receivables but for the Transferor's inability to transfer such Receivables, in accordance with subsection 2.05(c);
(B) the Servicer agrees to apply such amounts as Collections in accordance with
Article IV; and (C) for only so long as all Collections and all amounts which would have constituted Collections are allocated and applied in accordance with clauses (A) and (B) above, Receivables and all amounts which would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust shall continue to be allocated in accordance with
Article IV and all amounts which would have constituted Receivables but for the Transferor's inability to transfer Receivables to the Trust shall be deemed to be Receivables for the purpose of calculating (i) the applicable Investor Percentage with respect to any Series and (ii) the Aggregate Investor Percentage thereunder but shall not be taken into account in computing the Minimum Transferor Ownership Interest.

                  (d) In the event that pursuant to subsection 2.04(e), an Original Transferor or the Transferor accepts reassignment of an Ineligible Receivable as a result of a breach of the representations and warranties in subsection 2.04(b) or subsection 2.04(c), respectively, relating to such Receivable, or the Servicer accepts reassignment of a Receivable pursuant to
Section 3.03, then, in any such event, the Servicer agrees to account for payments received with respect to such Receivable separately from its accounting for Collections on Receivables retained by the Trust. If payments received from or on behalf of an Obligor are not specifically applicable either to an Ineligible Receivable of such Obligor reassigned pursuant to subsection 2.04(e), to a Receivable of such Obligor reassigned to the Servicer or to Receivables of such Obligor retained in the Trust, then the Servicer agrees to allocate payments proportionately based on the total amount of Receivables of such Obligor retained in the Trust, the total amount owing by such Obligor on any Ineligible Receivables purchased pursuant to subsection 2.04(e) and the total amount owing by such Obligor on any Receivables purchased by the Servicer, and the portion allocable to any Receivables retained in the Trust shall be treated as Collections and deposited in accordance with the provisions of Article IV.

                  (e) The Servicer shall not be obligated to use separate

servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables.

                  (f) At any time during which the AIC Support Agreement is not in effect with respect to the Servicer, the Servicer shall maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Trust Assets covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

                  (g) The Servicer shall, with respect to any Receivable and the related Loan, where the related Premium Finance Agreement and applicable law so permits, act expeditiously in exercising its right to cancel the related insurance policy and, upon cancellation of the related insurance policy, take such action in accordance with the Guidelines as shall be appropriate in order to collect any Unearned Premiums or any other amounts payable by the insurer following cancellation of such insurance policy.

                  Section 3.02 Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 12.01. The Servicing Fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the related Supplement. The Servicing Fee shall be allocated between the Investor Certificates (the "Investor Servicing Fee") and the Holder of the Transferor Certificate (the "Transferor Servicing Fee").
                                      33

                  The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.05, the fees and expenses of the Paying Agent, Transfer Agent and Registrar, the fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer in its capacity as such shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.11 herein. The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

                  Section 3.03 Representations and Warranties of the Servicer. Each of AIC and AICCO, as initial Servicer, hereby represents, warrants and covenants to and for the benefit of the Trust as of the date of this Agreement and as of each Closing Date:

                  (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation in any state in order to service the Trust Assets as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Trust Assets as required under federal, state and local law.

                  (c) Due Authorization. The execution, delivery, and performance of this Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                  (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general.

                  (e) No Violation. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof applicable to the Servicer, will not conflict with, violate, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, its charter or by-laws, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties is bound.

                  (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer threatened, against the Servicer before any

         Governmental Authority seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement.

                  (g) Compliance with Requirement of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Loan, will maintain in effect all qualifications and licenses in order to service each

         Receivable and the related Loan, the failure to comply with which would have a material adverse effect on the Certificateholders and will comply with all other Requirements of Law in connection with servicing each Receivable and the related Loan the failure to comply with which would have a material adverse effect on the Certificateholders.

                  (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority or official required in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms thereof by the Servicer have been obtained where the failure to obtain any such approval, authorization, consent, order or other action would have a material adverse effect on the Certificateholders.

                  (i) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Premium Finance Agreement or the related Loan except in accordance with its customary and usual servicing procedures and the Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

                  (j) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would materially impair the rights of Certificateholders in any Receivable or the related Premium Finance Agreement or the related Loan, nor shall it reschedule, revise or defer payments due except in accordance with its customary and usual servicing procedures and the Guidelines.

                  (k) Loans Not to Be Evidenced by Promissory Notes. The Servicer will take no action to cause any Loan to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York or California, as the case may be).

                  (l) Accuracy of Information. All information heretofore furnished by the Servicer in writing to the Trustee for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by it in writing to the Trustee will be, true and accurate in every material respect.

In the event of noncompliance by the Servicer with its covenants set forth in subsections (g), (i) or (j) above and such noncompliance has a material adverse effect on the Certificateholders' interest in a Receivable, then, upon the expiration of 60 days from the discovery of any such noncompliance by the

Servicer or receipt by the Servicer of written notice of any such noncompliance given by the Trustee, such Receivable shall be removed from the Trust on the terms and conditions set forth in the following paragraph; provided, however, that no such removal shall be required to be made if, on any day within such applicable period, such noncompliance shall have been cured in all material respects by the Servicer.

         When the provisions of the preceding paragraph require removal of a Receivable, the Servicer shall accept reassignment of such Receivable by depositing an amount equal to the amount of such Receivable (including accrued and unpaid Finance Charges) in the Collection Account on the date of reassignment. Upon the reassignment to the Servicer of such Receivable, the Trust shall automatically and without further action be deemed to transfer, assign and otherwise convey to the Servicer, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivable. Such reassigned Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by the Servicer to evidence the conveyance of such Receivable pursuant to this paragraph. Except as provided in subsection 10.01(b), the obligation of the Servicer set forth in this paragraph shall constitute the sole remedy respecting any noncompliance with a covenant set forth in subsections (g), (i) or (j) above with respect to a Receivable available to Certificateholders or the Trustee on behalf of Certificateholders.

                  Section 3.04 Reports and Records for the Trustee.

                  (a) Daily Reports. The Servicer shall, upon reasonable prior notice, prepare and make available at the office of the Servicer for inspection by the Trustee on any Business Day during normal business hours a record setting forth (i) the aggregate amount of Collections processed by the Servicer on the preceding Business Day and (ii) the aggregate amount of Receivables included in the Trust as of the close of business on the preceding Business Day.

                  (b) Monthly Servicer Report. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date the Servicer shall forward to the Trustee and each Rating Agency a Monthly Servicer Report prepared by the Servicer.

                  Section 3.05 Annual Servicer's Certificate. On or before April 30 of each calendar year, beginning with April 30, 1996, the Servicer has delivered or will deliver, as the case may be, as provided in Section 13.05, to the Trustee, a statement signed by an officer substantially in the form of Exhibit D stating that (a) a review of the activities of the Servicer during the twelve-month period ending on December 31 of the preceding calendar year, or for the initial period, from the Initial Closing Date until December 31, 1995, and of its performance under this Agreement was made under the supervision of the officer signing such statement and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement in all material respects throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  Section 3.06 Annual Independent Accountants' Servicing Report.

                  (a) On or before April 30 of each calendar year, beginning with April 30, 1996, the Servicer has caused or shall cause, as the case may be, a firm of nationally recognized independent accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.05, a report to the Trustee, the Servicer, any Credit Enhancement Provider and each Rating Agency to the effect provided in the following sentence and a Servicing Officer shall deliver to such firm, in advance of the date by which such firm is to deliver its report (as may be reasonably requested by such firm) a certificate that the Servicer has, during the calendar year preceding the date of such firm's report, complied in all material respects with the terms and conditions set forth in Article III and Article IV, in each case as supplemented by each Supplement, subclause (i) of the third paragraph of Section 2.01 hereof and subclause (ii)(A) of subsection 2.06(d) hereof (the "Servicer's Compliance Certificate"). Such report shall provide that such firm has examined the Servicer's Compliance Certificate for the related calendar year, including a review of certain documents and records relating to the servicing of Receivables under this Agreement and each Supplement, and compared the information contained in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such firm's report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from the Initial Closing Date until December 31, 1995) with such documents and records and that, on the basis of such examination, such firm is of the opinion that the Servicer's Compliance Certificate has been fairly stated in all material respects, except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report. Unless otherwise provided with respect to any Series in the related Supplement, a copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                  (b) On or before April 30 of each calendar year, beginning with April 30, 1996, the Servicer has caused or shall cause, as the case may be, a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Transferor) to furnish, as provided in Section 13.05, a report to the Trustee, the Servicer, any Credit Enhancement Provider and each Rating Agency, to the effect that they have compared the mathematical calculations of each amount set forth in the Monthly Servicer Reports forwarded by the Servicer pursuant to subsection 3.04(b) during the period covered by such report (which shall be the period from and including January 1 of the preceding calendar year to and including December 31 of the preceding calendar year, or, for the initial period, from the Initial Closing Date until December 31, 1995) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.


                  Section 3.07 Tax Treatment. The Original Transferors and the Transferor have structured this Agreement, the Investor Certificates and any Collateral Interest with the intention that the Investor Certificates and any Collateral Interest will qualify under applicable United States federal, state, local and foreign tax law as indebtedness of the Transferor secured by the Receivables. The Original Transferors, the Transferor, the Servicer, the Holder of the Transferor Certificate, each Investor Certificateholder, each Certificate Owner and each owner of any Collateral Interest or interest therein agree to treat and to take no action inconsistent with the treatment of the Investor Certificates and any Collateral Interest (or beneficial interest therein) as such indebtedness for purposes of United States federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Transferor Certificate, by acceptance of its Certificate, each Certificate Owner, by acquisition of a beneficial interest in a Certificate, and any owner of any Collateral Interest or interest therein, by acquisition of such interest therein, agrees to be bound by the provisions of this Section 3.07. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it, and each owner of any Collateral Interest or any interest therein agrees that it will cause any Person acquiring any such interest, to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. Notwithstanding this
Section 3.07, if the treatment of any Investor Certificate or Collateral Interest or interest therein as indebtedness is challenged by any governmental authority, the Holder of the Transferor Certificate and any owner of such interest do not intend to be foreclosed from adopting as a secondary tax position that such interest constitutes equity in a partnership and that such partnership is not a "publicly traded partnership" taxable as an association for United States tax purposes.

                  Section 3.08 Notices to the Transferor. In the event that either of AIC or AICCO is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.02 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.04, 3.05 and 3.06.

                  Section 3.09 Reports to the Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, which report shall include such information necessary to comply with such Act or rules and regulations. The Transferor, if either AIC or AICCO is not a Servicer, shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                              [End of Article III]

                                   ARTICLE IV
                   RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION
                         AND APPLICATION OF COLLECTIONS

                  Section 4.01 Rights of Certificateholders. Each Series of Investor Certificates shall represent Undivided Interests in the Trust, including the benefits of any Credit Enhancement issued with respect to such Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Investor Accounts and any other Series Account (if so specified in the related Supplement) or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Certificates at any time in the Principal Receivables shall not exceed an amount equal to the Certificateholders Ownership Interests at such time. The Transferor Certificate shall represent the remaining undivided interest in the Trust not allocated to the Investor Certificates and the other interests issued by the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Transferor Certificate; provided, however, that the aggregate interest represented by such Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Ownership Interest at such time and such Certificate shall not represent any interest in the Investor Accounts, except as provided in this Agreement, or the benefits of any Credit Enhancement issued with respect to any Series.

                  Section 4.02  Establishment of Accounts.

                  (a) The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution in the name of the Trustee, on behalf of the Trust, a non-interest bearing segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. Pursuant to authority granted to it pursuant to subsection 3.01(b), the Servicer shall have the revocable power to withdraw funds from the Collection Account for the purposes of carrying out its duties hereunder.

                  (b) The Finance Charge and Principal Accounts. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Trust two non-interest bearing segregated trust accounts (the "Finance Charge Account" and the "Principal Account," respectively), each bearing a designation clearly indicating that the funds therein are held for the benefit of the Investor Certificateholders. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Finance Charge Account and the Principal Account and in all proceeds thereof. The Finance Charge Account and the Principal Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Pursuant to authority granted to it hereunder, the Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Finance Charge Account and

Principal Account for the purpose of carrying out the Servicer's duties hereunder. The Trustee at all times shall maintain accurate records reflecting each transaction in the Principal Account and the Finance Charge Account and that funds held therein shall at all times be held in trust for the benefit of the Investor Certificateholders.

                  (c) The Distribution Accounts. The Trustee, for the benefit of the Investor Certificateholders, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Trust, a non-interest bearing segregated trust account for each Series (each, a "Distribution Account" and collectively, the "Distribution Accounts") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Investor Certificateholders of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Distribution Accounts and in all proceeds thereof. The Distribution Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders.
                  (d) Series Accounts. If so provided in the related Supplement, the Trustee or the Servicer, for the benefit of the Investor Certificateholders, shall cause to be established and maintained in the name of the Trust, one or more Series Accounts. Each such Series Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders of such Series. Each such Series Account will be a trust account, if so provided in the related Supplement, and will have the other features and be applied as set forth in the related Supplement.

                  (e) Administration of the Finance Charge and Principal Accounts. Funds on deposit in the Principal Account and the Finance Charge Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Transfer Date related to the Monthly Period in which such funds were received or deposited, or if so specified in the related Supplement, immediately preceding a Distribution Date. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (a) of the definition thereof from the time of purchase thereof until the time of sale or maturity; provided, that no such investment shall be disposed of prior to its maturity date. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Principal Account and the Finance Charge Account shall be paid to the Holder of the Transferor Certificate. If at the end of a month losses and investment expenses on funds on deposit in either of the Principal Account and the Finance Charge Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated, with respect to any Series, among the Investor Certificateholders of such Series and the Holder of the Transferor Certificate as provided in the related Supplement. Subject to the restrictions set forth above, the Holder of the Transferor Certificate, or a Person designated in writing by the Holder of the Transferor Certificate, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Principal Account and the Finance Charge Account. For purposes of determining the availability of funds or the balances in the Finance Charge Account and the Principal Account for any reason under this Agreement, all investment earnings on such funds shall be deemed not to be available or on deposit.

                  (f) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 4.02 ceases to be a Qualified Institution, the Trustee shall notify each Rating Agency and within 10 Business Days establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.

                  Section 4.03  Collections and Allocations.

                  (a) Collections. Except as provided below, the Servicer shall deposit all Collections in the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day following such date of receipt.

                  The Servicer shall allocate such amounts to each Series of Investor Certificates and to the Holder of the Transferor Certificate in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or pay such amounts to the Holder of the Transferor Certificate in accordance with this Article IV, in both cases as modified by any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the Supplement for any Series of Certificates with respect to such Series.

                  Notwithstanding anything in this Agreement to the contrary, for so long as, and only so long as, AIC shall remain the Servicer hereunder, and (a) the AIC Support Agreement as in effect on the Initial Closing Date remains in effect with respect to the Servicer and is not terminated, modified or amended other than in accordance with its terms, and AIG has and maintains a long-term rating from Moody's and Standard & Poor's of at least Aa and AA, respectively, or (b) AIC has and maintains a commercial paper rating from Moody's and Standard & Poor's of P-l and A-l, respectively, the Servicer need not deposit Collections to the Collection Account in the manner provided in this
Article IV or, with respect to any Series, make daily payments from the Collection Account and daily deposits into the Finance Charge Account, the Principal Account or any Series Account as provided in any applicable Supplement prior to the close of business on the day any Collections are deposited in the Collection Account as provided in this Article IV, but may make such deposits on the Transfer Date immediately preceding the related Distribution Date in an amount equal to the lesser of (A) Collections received in the immediately preceding Monthly Period allocable to the Aggregate Certificateholders Ownership Interests and (B) the amount required to be deposited in the Finance Charge Account, the Principal Account or any Series Account or, without duplication, distributed on or prior to the related Distribution Date to the Investor Certificateholders.

                  Notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make monthly or daily deposits from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account, as provided in any Supplement, (i) the Servicer will only be required to deposit Collections from the Collection Account into the Finance Charge Account, the Principal Account or any Series Account up to the required amount to be deposited into any such deposit account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Credit Enhancement Provider pursuant to the terms of any Supplement or agreement relating to such Credit Enhancement, (ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer may allocate such excess amount to the Transferor Certificate and pay such amount to the Holder of the Transferor Certificate in accordance with subsection 4.03(c) and
(iii) the Servicer will transfer to, or at the direction of, the Transferor any amounts representing Credit Balances promptly after the date of receipt of such amounts.

                  (b) Allocation of Collections Between Finance Charge Receivables and Principal Receivables. At all times and for all purposes of this Agreement, the Servicer shall allocate Collections received in respect of any Loan for any Monthly Period to Finance Charge Receivables and to Principal

Receivables in the manner specified in subsection 1.02(f).

                  (c) Allocations for the Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holder of the Transferor Certificate an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holder of the Transferor Certificate.

                  (d) Adjustments to Transferor Ownership Interest. The Servicer shall be obligated on or prior to each Determination Date to deduct on a net basis for each Monthly Period from the aggregate amount of Principal Receivables used to calculate the Transferor Ownership Interest as provided in this paragraph of subsection 4.03(d) (a "Credit Adjustment") the portion of each Principal Receivable which is reduced by the Servicer by any rebate, refund, charge-back or adjustment (including due to Servicer errors) made in accordance with the Guidelines.

              [THE REMAINDER OF ARTICLE IV IS RESERVED AND SHALL BE
             SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]

                               [End of Article IV]

                                    ARTICLE V

                        [ARTICLE V IS RESERVED AND SHALL
                         BE SPECIFIED IN ANY SUPPLEMENT
                           WITH RESPECT TO ANY SERIES]

                               [End of Article V]

                                   ARTICLE VI

                                THE CERTIFICATES

                  Section 6.01 The Certificates. Subject to Sections 6.10 and 6.13, the Investor Certificates of each Series and any Class thereof may be issued in bearer form (the "Bearer Certificates") with attached interest coupons and a special coupon (collectively, the "Coupons") or in fully registered form (the "Registered Certificates"), and shall be substantially in the form of the exhibits with respect thereto attached to the related Supplement; provided, however, that Bearer Certificates shall be issued only in conformity with applicable laws and regulations, including without limitation the applicable Bearer Rules. The Investor Certificates and the Transferor Certificate shall, upon issue pursuant to this Section 6.01, Section 6.09 or Section 6.10, be executed and authenticated on behalf of the Trust by the Trustee, not personally, but solely as Trustee hereunder. Any Investor Certificate shall be issuable in a minimum denomination of $1,000 Undivided Interest and integral multiples thereof, unless otherwise specified in any Supplement. If specified in the related Supplement for any Series, the Investor Certificates shall be issued upon initial issuance as a single certificate in an original principal amount equal to the Initial Certificateholders Ownership Interests as described in
Section 6.10. The Transferor Certificate shall not be represented by more than one certificate. Each Certificate shall be executed by manual or facsimile signature on behalf of the Trust by any authorized officer of the Trustee. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. Unless otherwise provided in the related Supplement, no Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication except Bearer Certificates which shall be dated the applicable issuance date as provided in the related Supplement.

                  Section 6.02 Execution and Authentication of Certificates. Contemporaneously with the initial assignment and transfer of the Trust Assets (as defined in the Original Agreement) to the Trust, the Trustee executed, authenticated and delivered the initial Series of Investor Certificates, having the terms specified in the Series 1994-1 Supplement, upon the written order of the Original Transferors, to the underwriters for sale or to the Original Transferors for initial retention by them. Upon receipt of such assets and the issuance of such Investor Certificates, such Investor Certificates became fully paid and non-assessable. The Trustee executed, authenticated and delivered the Transferor Certificate to the Original Transferors simultaneously with its delivery to the Original Transferors of the initial Series of Investor Certificates.
                  Pursuant to Section 6.09 hereof, the Trustee shall execute, authenticate and deliver a Series of Investor Certificates having the terms specified in the related Supplement, upon the written order of the Transferor, to the underwriters for sale or to the Transferor for initial retention by it. Upon the issuance of such Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. Upon a New Series Issuance as provided in Section
                                      44

6.09 and the satisfaction of certain other conditions specified therein, the Trustee shall execute, authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the Persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly executed and authenticated by or on behalf of the Trustee, in authorized denominations. If specified in the related Supplement for any Series, the Trustee shall execute, authenticate and deliver the Global Certificate that is issued upon original issuance thereof, upon the written order of the Transferor, to the Depository against payment of the purchase price therefor. If specified in the related Supplement for any Series, the Trustee shall execute and authenticate Book-Entry Certificates that are issued upon original issuance thereof, upon the written order of the Transferor, to a Clearing Agency or its nominee as provided in Section 6.10 against payment of the purchase price thereof.

                  Section 6.03 Registration of Transfer and Exchange of Certificates.

                  (a) The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 6.03(d), a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. If any form of Investor Certificate is issued as a Global Certificate, the Trustee may, or if and so long as any Series of Investor

Certificates are listed on the Luxembourg Stock Exchange, and such exchange shall so require, the Trustee shall appoint a co-transfer agent and co-registrar in Luxembourg or another European city. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context otherwise requires. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar.

                  Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Trustee shall execute, subject to the provisions of subsection 6.03(c), and authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Interests; provided, that the provisions of this paragraph shall not apply to Bearer Certificates.

                  At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. At the option of any Holder of Registered Certificates, Registered Certificates may be exchanged for other Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, upon surrender of the Registered Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose. Registered Certificates may not be exchanged for Bearer Certificates. At the option of any Holder of Bearer Certificates, subject to applicable laws and regulations (including without limitation, the Bearer Rules), Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates of the same Series in authorized denominations of like aggregate Undivided Interests in the Trust, in the manner specified in the Supplement for such Series, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States.

Each Bearer Certificate surrendered pursuant to this Section 6.03 shall have attached thereto (or be accompanied by) all unmatured Coupons, provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the related Series Termination Date need not have attached the Coupons relating to such Distribution Date.


                  Whenever any Investor Certificates of any Series are so surrendered for exchange, the Trustee shall execute and authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver, the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

                  The preceding provisions of this Section 6.03 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of five Business Days preceding the due date for any payment with respect to the Investor Certificates of such Series.

                  Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  All Investor Certificates (together with any Coupons attached to Bearer Certificates) surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy the Global Certificates upon its exchange in full for Definitive Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency to the effect referred to in Section 6.12 was received with respect to each portion of the Global Certificate exchanged for Definitive Certificates.

                  The Transferor shall deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

                  (b) Except as provided in Section 6.09 or 7.02 or in any Supplement, in no event shall the Transferor Certificate or any interest therein be transferred, sold or pledged hereunder, in whole or in part.

                  (c) Unless otherwise provided in the related Supplement, registration of transfer of Registered Certificates containing a legend relating to the restrictions on transfer of such Registered Certificates (which legend shall be set forth in the Supplement relating to such Investor Certificates) shall be effected only if the conditions set forth in such related Supplement are satisfied.

                  Whenever a Registered Certificate containing the legend set forth in the related Supplement is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer. The Transfer Agent and Registrar and the Trustee shall be entitled to receive written instructions signed by a Servicing Officer prior to registering any such transfer or authenticating new Registered Certificates, as the case may be. The Servicer hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in reliance on any such written instructions furnished pursuant to this subsection 6.03(c).

                  (d) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, the City of New York (and subject to this Section 6.03, if specified in the related Supplement for any Series, any other city designated in such Supplement) an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States, but may be surrendered for exchange at such office or agency outside the United States as shall be specified in the related Supplement). For purposes of this
Section 6.03(d), "United States" includes Puerto Rico, the U.S. Virgin Islands, the Northern Mariana Islands, Guam, Wake Island and American Samoa.

                  Section 6.04 Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons, if any, appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Interest. In connection with the issuance of any new Certificate under this Section 6.04, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.04 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.05 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat a Certificateholder as the owner of the related Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, that in determining whether the holders of Investor Certificates evidencing the requisite Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder (including under any Supplement), Investor Certificates owned by either of the Original Transferors, the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded.

                  In the case of a Bearer Certificate, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the holder of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary.

                  Section 6.06  Appointment of Paying Agent.

                  (a) The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Certificateholders as specified in this Agreement or the related Supplement for any Series pursuant to Articles IV and V hereof. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Trustee (or the Servicer if the

Trustee is the Paying Agent) shall notify Moody's and Standard & Poor's of the removal of any Paying Agent. The Paying Agent, unless the Supplement with respect to any Series states otherwise, shall initially be the Trustee's Corporate Trust Office. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company).

                  If specified in the related Supplement for any Series, so long as the Investor Certificates of such Series are outstanding, the Transferor shall maintain a co-paying agent in New York City (for Registered Certificates only) or any other city designated in such Supplement which, if and so long as any Series of Investor Certificates is listed on the Luxembourg Stock Exchange or other stock exchange and such exchange so requires, shall be in Luxembourg or the location required by such other stock exchange. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise. For so long as any Bearer Certificates are outstanding, the Transferor shall maintain a Paying Agent and a Transfer Agent and Registrar outside the United States (as defined in Section 6.03(d)).

                  (b) The Trustee shall cause each Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Internal Revenue Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners.

                  Section 6.07 Access to List of Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request there for from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require of the names and addresses of the Investor Certificateholders as of the most recent Record Date for payment of distributions to Investor Certificateholders. Unless otherwise provided in the related Supplement, if holders of Investor Certificates evidencing Undivided Interests aggregating not less than 20% of the Certificateholders Ownership Interests of the Investor Certificates of any Series (the "Applicants") apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under this Agreement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee and shall give the Servicer notice that such request has been made within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request. Every Certificateholder, by receiving and holding a Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was obtained.

                  Section 6.08  Authenticating Agent.

                  (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.

                  (c) An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.

                  (d) The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.08, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.05.


                  (e) Pursuant to an appointment made under this Section 6.08, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  This is one of the certificates described in the Pooling and Servicing Agreement.

                                        as Authenticating Agent
                                        for the Trustee,

                                        By:
                                             Authorized Officer

                  Section 6.09 Transfer of Transferor Certificate; New Series Issuances.

                  (a) Concurrently with the execution of this Agreement, the Original Transferors shall surrender the Exchangeable Transferors Certificates (as defined in the Original Agreement) to the Trustee, and the Trustee shall cancel the Exchangeable Transferors Certificates and execute, authenticate and deliver the Transferor Certificate, in substantially the form of Exhibit A, to the Original Transferors. The Transferor Certificate (and accordingly the Transferor Ownership Interest) shall immediately thereupon be transferred by the Original Transferors to the Transferor. Any rights or interest in the Transferor Certificate, but none of the obligations in respect thereof, may subsequently be transferred by the Transferor either directly to a trust or to an Affiliate of the Transferor the ultimate beneficial owner of all of the equity of which is AIG for subsequent transfer to a trust, in each case for the exclusive purpose of using such rights or interest to collateralize or secure bonds, notes, participation interests or other evidences of indebtedness issued by such trust. No such transfer shall be effective unless the following shall have been delivered to the Trustee: (a) an Opinion of Counsel addressed to the Trustee to the effect that such transfer and any such issuance shall not adversely affect in any material respect the interests of any Investor Certificateholder, including without limitation under securities laws applicable to the Trust and/or the interest of any Investor Certificateholder therein, (b) a Tax Opinion addressed to the Trustee with respect to such transfer and any such issuance,
(c) written confirmation from each Rating Agency that neither such transfer nor any such issuance will result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, and
(d) an Officer's Certificate of the Transferor that on the date of such transfer and any such issuance the Transferor Ownership Interest is not less than the

Minimum Transferor Ownership Interest.
                  (b) Upon any New Series Issuance, the Trustee shall issue to the Holder of the Transferor Certificate under Section 6.01, for redelivery to the Trustee for execution and authentication under Section 6.02, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for such Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Credit Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.

                  (c) The Holder of the Transferor Certificate may reduce the Transferor Ownership Interest to effectuate the issuance of one or more new Series of Investor Certificates or, in connection with a Companion Series, interests in such Series (a "Transferor Ownership Interest Reduction"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Transferor Certificate may reduce the Transferor Ownership Interest pursuant to the terms and conditions set forth in such Supplement to effectuate the issuance of one or more new Series of Investor Certificates (an "Investor Exchange"). Each of a Transferor Ownership Interest Reduction and an Investor Exchange is sometimes referred to herein as a "New Series Issuance." The Holder of the Transferor Certificate may effect a New Series Issuance by notifying the Trustee in writing at least three days in advance (a "New Series Issuance Notice") of the date upon which the New Series Issuance is to occur (a "New Series Issuance Date"). Any New Series Issuance Notice shall state the designation of any Series (and Class thereof, if applicable) to be issued on the New Series Issuance Date and, with respect to each such Series: (a) its Initial Certificateholders Ownership Interests (or the method for calculating such Initial Certificateholders Ownership Interests), which, at any time, may not be greater than the current aggregate principal amount of the Transferor Certificate at such time (or in the case of an Investor Exchange, the sum of the Certificateholders Ownership Interests of the Series of Investor Certificates to be exchanged plus the current aggregate principal amount of the Transferor Certificate), (b) its Certificate Rate (or the method for calculating such rate) and the method for allocating interest payments or other cash flows to such Series, if any, and (c) the Credit Enhancement Provider, if any, with respect to such Series. On the New Series Issuance Date, the Trustee shall execute, authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following:
(a) a fully executed Supplement in form satisfactory to the Trustee specifying the Principal Terms of such Series, (b) the applicable Credit Enhancement, if any, (c) the agreement, if any, executed by the Transferor and the Credit Enhancement Provider pursuant to which the Credit Enhancement Provider agrees to provide the Credit Enhancement, if any, (d) a Tax Opinion with respect to the issuance of such Series, (e) written confirmation from each Rating Agency that the New Series Issuance will not result in such Rating Agency's reducing or withdrawing its rating on any then outstanding Series as to which it is a Rating Agency, (f) an Officer's Certificate of the Transferor that on the New Series Issuance Date (A) the Transferor, after giving effect to the New Series Issuance, would not be required to add Additional Receivables pursuant to subsection 2.06(a) and (B) after giving effect to such New Series Issuance, the Transferor Ownership Interest would be at least equal to the Minimum Transferor Ownership Interest, and (g) in the case of an Investor Exchange, the applicable Investor Certificates. Upon satisfaction of such conditions, the Trustee shall issue, as provided above, such Series of Investor Certificates, dated the New Series Issuance Date, and, in the case of an Investor Exchange, cancel the applicable Investor Certificates, and a corresponding reduction in the Transfer Ownership Interest will result. There is no limit to the number of New Series Issuances that may be performed under the Agreement.
                  (d) In conjunction with a New Series Issuance, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) the Initial Certificateholders Ownership Interests or a method for calculating the Initial Certificateholders Ownership Interests and a method for determining any adjusted Certificateholders Ownership Interests, if applicable, (iii) the Receivables to be allocated with respect to such Series and the provisions governing the allocations of any such Receivables, (iv) the Certificate Rate (or formula for the determination thereof), (v) the Closing Date, (vi) each rating agency, if any, rating such Series, (vii) the name of the Clearing Agency, if any, (viii) the rights of the Holder of the Transferor Certificate that have been transferred to the Holders of such Series pursuant to such New Series Issuance (including any rights to allocations of Collections of Finance Charge Receivables, Principal Receivables and

Recoveries), (ix) the Interest Periods, the interest payment date or dates, and the date or dates from which interest shall accrue including the interest accrual period, (x) the periods during which or dates on which principal will be paid or accrued, (xi) the method of allocating Collections with respect to Principal Receivables for such Series and, if applicable, with respect to other Series and the method by which the principal amount of Investor Certificates of such Series shall amortize or accrete and the method for allocating Collections with respect to Finance Charge Receivables and Recoveries, (xii) any other Collections with respect to Receivables or other amounts available to be paid with respect to such Series, (xiii) the names of any accounts to be used by such Series and the terms governing the operation of any such account and use of moneys therein, (xiv) the Series Servicing Fee and the Series Servicing Fee Percentage, (xv) the Minimum Transferor Ownership Interest and the Series

Termination Date, (xvi) the terms of any Credit Enhancement with respect to such Series and the Credit Enhancement Provider, if applicable, (xvii) the base rate, if any, applicable to such Series, (xviii) the terms on which the Certificates of such Series may be repurchased by the Transferor or remarketed to other investors, (xix) any deposit into any account provided for such Series, (xx) the number of Classes of such Series, and if more than one Class, the rights and priorities of each such Class, (xxi) the extent to which the Investor Certificates will be issuable in temporary or permanent global form, and in such case, the depositary for such global certificate or certificates, the terms and conditions, if any upon which such global certificate may be exchanged in whole or in part for Definitive Certificates, and the manner in which any interest or principal payable on a temporary or global certificate will be paid, (xxii) whether the Certificates may be issued in bearer form and any limitations imposed thereon, (xxiii) the priority of any Series with respect to any other Series, (xxiv) whether such Series will or may be a Companion Series and the Series with which it will be paired, if applicable, and (xxv) any other relevant terms of such Series (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. If on the date of the issuance of such Series there is issued and outstanding one or more Series of Investor Certificates and no Series of Investor Certificates is currently rated by a Rating Agency, then as a condition to such New Series Issuance a nationally recognized investment banking firm or commercial bank shall also deliver to the Trustee an officer's certificate stating, in substance, that the New Series Issuance will not have an adverse effect on the timing or distribution of payments to such other Series of Investor Certificates then issued and outstanding.

                  Section 6.10 Book-Entry Certificates. Unless otherwise provided in any related Supplement, the Investor Certificates, upon original issuance, shall be issued in the form of typewritten Certificates representing the Book-Entry Certificates, to be delivered to the depository specified in such Supplement (the "Depository") which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of such Series. The Investor Certificates of each Series shall, unless otherwise provided in the related Supplement, initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency. Unless otherwise provided in a related Supplement, no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the related Series of Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates of any Series or any Class thereof ("Definitive Certificates") have been issued to Certificate Owners pursuant to
Section 6.12 or as provided in the applicable Supplement:

                         (i) the provisions of this Section 6.10 shall be in full force and effect with respect to each such Series;

                        (ii) the Transferor, the Servicer, the Paying Agent, the Transfer Agent and Registrar and the Trustee may deal with the Clearing Agency and the Clearing Agency

         Participants for all purposes (including the making of distributions on the Investor Certificates of each such Series) as the authorized representatives of the Certificate Owners;

                       (iii) to the extent that the provisions of this Section
         6.10 conflict with any other provisions of this Agreement, the provisions of this Section 6.10 shall control with respect to each such Series; and

                        (iv) the rights of Certificate Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement applicable to a Series, unless and until Definitive Certificates of such Series are issued pursuant to Section 6.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Investor Certificates to such Clearing Agency Participants.

                  Section 6.11 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 6.12, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Investor Certificates to the Clearing Agency or Foreign Clearing Agency for distribution to Holders of Investor Certificates.

                  Section 6.12 Definitive Certificates. If (i) (A) the Transferor advises the Trustee in writing that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities under the applicable Depository Agreement, and (B) neither the Trustee nor the Transferor is able to locate a qualified successor, (ii) the Transferor, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to any Series of Certificates or (iii) after the occurrence of a Servicer Default, Certificate Owners of a Class representing beneficial interests aggregating not less than 50% of the portion of the Certificateholders Ownership Interests represented by such Class advise the Trustee and the applicable Clearing Agency or Foreign Clearing Agency through the applicable Clearing Agency Participants in writing that the continuation of a book-entry system through the applicable Clearing Agency or Foreign Clearing Agency is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners of such Series, through the applicable Clearing Agency Participants, of the occurrence of any such event and of the availability of

Definitive Certificates to Certificate Owners of such Series requesting the same. Upon surrender to the Trustee of the Investor Certificates of such Series by the applicable Clearing Agency or Foreign Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency or Foreign Clearing Agency for registration, the Trustee shall issue the Definitive Certificates of such Series. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates of such Series and upon the issuance of any Series of Investor Certificates or any Class thereof in definitive form in accordance with the related Supplement, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates of such Series or Classes as Certificateholders of such Series or Classes hereunder. Notwithstanding anything in this Agreement to the contrary, Definitive Certificates shall not be issued in respect of any Series Temporary Regulation S Global Certificate unless the applicable Restricted Period has expired and then only upon receipt by the Trustee from the Holder thereof of any certifications required by the relevant Supplement.

                  Section 6.13 Global Certificate; Euro-Certificate Exchange Date. If specified in the related Supplement for any Series, (i) the Investor Certificates may be initially issued in the form of a single temporary global certificate (the "Global Certificate") in registered or bearer form, without interest coupons, in the denomination of the Initial Certificateholders Ownership Interests and (ii) a Class of Investor Certificates may be issued in the form of a single temporary global certificate in registered or bearer form, in the denomination of the portion of the Certificateholders Ownership Interests represented by such Class, each substantially in the form attached to the related Supplement. Unless otherwise specified in the related Supplement, the provisions of this Section 6.13 shall apply to such Global Certificate. The Global Certificate will be authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged in the manner described in the related Supplement for Registered or Bearer Certificates in definitive form.

                  Section 6.14 Meetings of Certificateholders. To the extent provided by the Supplement for any Series issued in whole or in part in Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the

Certificateholders of such Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or in the Certificates of such Series, subject to Section 13.01 of this Agreement.
                               [End of Article VI]

                                   ARTICLE VII

                     OTHER MATTERS RELATING TO THE ORIGINAL
                         TRANSFERORS AND THE TRANSFEROR

                  Section 7.01 Liability of the Original Transferors and the Transferor. Each of the Original Transferors and the Transferor shall be liable in accordance herewith to the extent of the obligations specifically undertaken by it.

                  Section 7.02 Merger or Consolidation of, or Assumption of the Obligations of, the Original Transferors or the Transferor .

                  (a) Neither any Original Transferor nor the Transferor shall consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                         (i) if such Original Transferor or the Transferor, as the case may be, is not the surviving entity, the corporation formed by such consolidation or into which such Original Transferor or the Transferor, as the case may be, is merged or the Person which acquires by conveyance or transfer the properties and assets of such Original Transferor or the Transferor, as the case may be, substantially as an entirety shall be organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form and substance satisfactory to the Trustee, the performance of every covenant and obligation of such Original Transferor or the Transferor, as the case may be, as applicable hereunder and shall benefit from all the rights granted to such Original Transferor or the Transferor, as the case may be, as applicable hereunder;

                        (ii) if such Original Transferor or the Transferor, as the case may be, is not the surviving entity, such Person certifies in writing to the Trustee that all of the representations and warranties set forth in Section 2.03 (other than subsections 2.03(g) and (j)) are true and correct in all respects with respect to such Person as of the date of consolidation, merger or transfer, as the case may be;

                       (iii) such Original Transferor or the Transferor, as the case may be, has delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this Section 7.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto;

                        (iv) the Trustee shall have been advised in writing by each Rating Agency for each outstanding Series of Certificates that the rating of the related Class(es) of Investor Certificates will not be lowered or withdrawn as a result of such transaction;

                         (v) if such Original Transferor or the Transferor, as the case may be, is not the surviving entity, the related Support Agreement remains in effect with respect to the successor entity; and

                  (vi) such Original Transferor or the Transferor, as the case may be, shall have delivered to the Trustee a Tax Opinion, dated the date of such merger, conveyance or transfer, with respect thereto.

                  (b) The respective obligations of the Original Transferors and the Transferor hereunder shall not be assignable nor shall any Person succeed to the respective obligations of the Original Transferors and the Transferor hereunder except for mergers, consolidations, assumptions or transfers in accordance with the provisions of the foregoing paragraph.

                  Section 7.03 Limitation on Liability. The respective directors, officers, employees or agents of each Original Transferor and the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Original Transferors or the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 7.04, the Original Transferors and the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person for any action taken or for refraining from the taking of any action in its capacity as an Original Transferor or the Transferor pursuant to this Agreement or any Supplement whether arising from express or implied duties under this Agreement or any Supplement; provided, however, that this provision shall not protect the Original Transferors or the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Original Transferors and the Transferor and any of their respective directors, officers, employees or agents may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                  Section 7.04 Liabilities. Notwithstanding Section 7.03 or any other provision of this Agreement, the Transferor agrees to be liable directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on the arrangement created by this Agreement (to the extent any property of the Trust that is remaining after the Investor Certificateholders have been paid in full is insufficient to pay such losses, claims, damages or liabilities) and the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Law in which the Transferor was a general partner. The Transferor shall pay, indemnify and hold harmless each Certificateholder against and from such losses, claims or liabilities except to the extent that they arise from any action by such Certificateholder. The rights of the injured party provided by this Section 7.04 shall run directly to and be enforceable by such party subject to the limitations hereof. In the event of the appointment of a Successor Servicer (other than the Trustee), the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Transferor from and against any losses, claims, damages and liabilities of the Transferor as described in this Section arising from the actions or omissions of such Successor Servicer.

                  Section 7.05 Indemnification of the Trust and the Trustee by the Original Transferors and the Transferor. The Original Transferors with respect to Existing Receivables and the Transferor with respect to Future Receivables shall indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, damage or injury suffered or sustained by reason of any violation by the Trust, Trustee or Servicer of any state premium finance licensing laws with respect to any Receivable, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Original Transferors and the Transferor shall not indemnify the Trustee if such loss, liability, expense, damage or injury is imposed by or results from fraud, negligence or willful misconduct by the Trustee in the performance of its duties under this Agreement; provided, further, that the Original Transferors and the Transferor shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this
Section 7.05.

                  Section 7.06  Support Agreements.

                  (a) AIC shall not terminate the AIC Support Agreement or amend or modify it other than in accordance with its terms.

                  (b) AIC shall (i) at all times be the ultimate beneficial owner of 100% of the voting capital stock of AICCO now or hereafter issued and outstanding that is not beneficially owned by AIG, (ii) at all times cause AICCO to maintain a net worth of at least U.S. $1 as determined in accordance with generally accepted accounting principles and (iii) provide funds to AICCO either as equity or as a loan in a manner sufficiently timely for AICCO to (A) pay its obligations when due (except for any such obligations which are the subject of a bona fide dispute) the nonpayment of which could constitute a basis for the filing of an involuntary case against AICCO under the United States Bankruptcy Code, as now or hereafter in effect or (B) meet any of AICCO's obligations as Original Transferor or Servicer hereunder; provided, however, any such loan shall be subordinated in all respects to any and all debt of AICCO whether or not such debt is outstanding at the time of such loan and to all financial obligations of AICCO hereunder, whether or not such loan has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or herein. Notwithstanding the foregoing, the provisions of this subsection 7.06(b) shall no longer apply in the event AICCO shall at any time merge or otherwise be liquidated into AIC.

                  (c) AIR shall not terminate the AIR Support Agreement or amend or modify it other than in accordance with its terms.

                              [End of Article VII]

                                  ARTICLE VIII

                             OTHER MATTERS RELATING
                                 TO THE SERVICER

                  Section 8.01 Liability of the Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

                  Section 8.02 Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. (a) The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                         (i) if the Servicer is not the surviving entity, the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee in form and substance satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                        (ii) if the Servicer is not the surviving entity, such Person certifies in writing to the Trustee it is an Eligible Servicer and that all of the representations and warranties set forth in Section
         3.03 are true and correct in all respects with respect to such Person, in each case as of the date of consolidation, merger or transfer, as the case may be;

                       (iii) the Servicer has delivered to the Trustee an Officer's Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement, if any, comply with this Section 8.02 and that all conditions precedent herein provided for relating to such transaction have been complied with and an Opinion of Counsel, in form and substance satisfactory to the Trustee, that such supplemental agreement, if any, is the legal, valid, binding and enforceable obligation of the parties thereto; and

                        (iv) the Trustee shall have been advised in writing by the Rating Agency for each outstanding Series of Certificates that the rating of the related Class(es) of Investor Certificates will not be lowered or withdrawn as a result of such transaction.

                  (b) The obligations and duties of the Servicer hereunder shall not be assignable nor shall any Person succeed to the obligations of the

Servicer hereunder except in accordance with the provisions of subsection 8.02(a), Section 8.07 or as a result of the appointment of a Successor Servicer pursuant to Section 10.02.

                  Section 8.03 Limitation on Liability of the Servicer and Others. The directors, officers, employees or agents of the Servicer shall not be under any liability to the Trust, the Trustee, the Certificateholders, any Credit Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder for any action taken or for refraining from the taking of any action, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the directors, officers, employees

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and agents of the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.04 with respect to the Trust and the Trustee, its officers, directors, employees and agents, the Servicer shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Trust Assets in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

                  Section 8.04 Servicer Indemnification of the Trust and the Trustee. The Servicer shall (jointly and severally if more than one Person is acting as Servicer) indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the Servicer with respect to activities of the Trust or the Trustee pursuant to this Agreement or any Supplement, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee in the performance of its duties under this Agreement; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims, damages or liabilities incurred by any of them in their capacities as investors as a result of Defaulted Loans; and provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority (except to the extent that such liabilities, taxes or expenses arose as a result of the breach by the Servicer of its obligations under Section 11.11). Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall survive the termination of this Agreement and the Trust or the resignation or removal of the Trustee and shall run directly to and be enforceable by an injured party subject to the limitations of this
Section 8.04.

                  Section 8.05 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as

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to clause (i) above by an Opinion of Counsel and as to clause (ii) by an
Officer's Certificate, each to such effect delivered, and satisfactory in form and substance, to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a

Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.

                  Section 8.06 Access to Certain Documentation and Information Regarding the Trust Assets. The Servicer shall provide to the Trustee access to the documentation regarding the Trust Assets in such cases where the Trustee is required, in connection with the enforcement of the rights of the Investor Certificateholders or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.06 shall derogate from the obligation of the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.06 as a result of such obligations shall not constitute a breach of this Section 8.06.

                  Section 8.07 Transfer of Duties. It is understood and agreed by the parties hereto that the Servicer may transfer its servicing duties hereunder to (i) any of its Affiliates which is an Eligible Servicer or (ii) to any other Person which is an Eligible Servicer if, in either case, each Rating Agency for each outstanding Series of Certificates has advised the Trustee in writing that the rating of the related Class(es) of Investor Certificates will not be lowered or withdrawn as a result of such transfer; provided that, in either case, the AIC Support Agreement shall remain in effect with respect to such Affiliate or Person. No such transfer shall become effective until such Affiliate or Person shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof.

                  Section 8.08 The Servicer to Pay Rating Agency Fees. The Servicer covenants and agrees to pay to each Rating Agency from time to time the fees of such Rating Agency for all services rendered by it in connection with the Trust or any Series or any Class within a Series.

                              [End of Article VIII]

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                                   ARTICLE IX

                                 PAY OUT EVENTS

                  Section 9.01 Pay Out Events. If any one of the following events (each, a "Trust Pay Out Event") shall occur:



                  (a) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or other similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against either of the Original Transferors or the Transferor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or either of the Original Transferors or the Transferor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to such entity or of or relating to all or substantially all of such entity's property; or either of the Original Transferors or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or take any corporate action in furtherance of any of the foregoing (any such event, an "Insolvency Event");

                  (b) the Transferor shall become unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement; or

                  (c) AIG shall fail to meet its obligations under either of the Support Agreements in any respect or AIC shall fail to meet its obligations under subsection 7.06(b) in any respect, or the provisions of subsection 7.06 shall have been modified, amended or terminated except as otherwise expressly permitted by the terms of this Agreement or any Supplement, or either of the Support Agreements shall have been modified, amended or terminated except as otherwise expressly permitted by the terms thereof; then a Pay Out Event with respect to all Series of Certificates shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

                  Section 9.02 Additional Rights Upon the Occurrence of Certain Events.

                  (a) If an Insolvency Event occurs with respect to the Transferor or either of the Original Transferors, or the Transferor violates
Section 6.03(b) for any reason, the Transferor shall on the day of such Insolvency Event or violation (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event or violation and Collections in respect of such Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables, and Recoveries with respect to such Principal Receivables and Finance Charge Receivables shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article IV. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event or violation has occurred and that the

Trustee intends to sell, dispose of or otherwise liquidate the Trust Assets on
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commercially reasonable terms and in a commercially reasonable manner and (ii)
send written notice to the Investor Certificateholders describing the provisions of this Section 9.02 and requesting instructions from such Holders. Unless within 90 days from the day notice pursuant to clause (i) above is first published the Trustee shall have received written instructions from Holders of Investor Certificates (including for purposes of this Section 9.02 any Investor Certificates owned by either of the Original Transferors or the Transferor, in each case if no Insolvency Event has occurred as to such Holder) evidencing more than 50% of the Certificateholders Ownership Interests of each Series issued and outstanding (or, if any such Series has two or more Classes of Investor Certificates, each such Class) and written instructions from the Holder of the Transferor Certificate (if no Insolvency Event has occurred as to it) to the effect that such Holders disapprove of the liquidation of the Trust Assets and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event or violation, the Trustee shall sell, dispose of or otherwise liquidate the Trust Assets in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

                  (b) The proceeds from the sale, disposition or liquidation of the Trust Assets pursuant to subsection (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV; provided, that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables, the amount of such proceeds allocable to Recoveries and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders as provided in subsection 9.02(a) above, on the day following the last Distribution Date in the Monthly Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.

                  (c) The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

                               [End of Article IX]

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                                    ARTICLE X

                                SERVICER DEFAULTS

                  Section 10.01 Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit (other than with respect to any Credit Balances) or to give instructions or notice to the Trustee pursuant to Article IV or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Credit Enhancement on or before the date occurring five Business Days after the date such payment, transfer, deposit, withdrawal or drawing or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement;

                  (b) failure on the part of the Servicer duly to observe or perform in any respect any other covenants or agreements of the Servicer set forth in this Agreement (other than those set forth in subsections 3.03(g), (i) and (j)), which has a material adverse effect on the Investor Certificateholders of any Series (which determination shall be made without regard to the availability of any Credit Enhancement or similar credit support device) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, stating that such notice is a "Notice of Servicer Default" hereunder and requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Certificateholders Ownership Interests of any Series adversely affected thereby and continues to materially adversely affect such Investor Certificateholders for such period; or the Servicer shall delegate or assign its duties under this Agreement, except as permitted by Section 8.02 or 8.07; provided, however, that failure on the part of the Servicer duly to observe or perform in any respect any covenants or agreements of the Servicer set forth in subsections 3.03(g), (i) or (j) of this Agreement, which has a material adverse effect on the Investor Certificateholders of any Series (which determination shall be made without regard to the availability of any Credit Enhancement or similar credit support device) and which continues after, and notwithstanding, the removal by the Servicer of the related Receivable in accordance with the last paragraph of Section 3.03, shall be a Servicer Default unless the Servicer shall have, within 60 days after the date (following such removal) on which written notice of such continuing material adverse effect shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Certificateholders Ownership Interests of any Series adversely affected thereby, remedied such failure;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate (including without limitation any Monthly Servicer Report) delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Investor Certificateholders of any Series (which determination shall be made without regard to the availability of any Credit Enhancement or similar credit support device) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 50% of the Certificateholders Ownership Interests of any Series adversely affected thereby; or

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                  (d) a decree or order of a court or agency or supervisory
authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or other similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations or take any corporate action in furtherance of any of the foregoing;

then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Certificateholders Ownership Interests, by notice then given in writing to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer (and which termination shall apply to each person acting as Servicer if more than one Person is acting as Servicer) under this Agreement and in and to the Receivables. Any determination that an inaccuracy or other event, which with notice and/or the passage of time would constitute a Servicer Default, would have a material adverse effect on Holders of one or more Series of Certificates shall be made without regard to the availability of any Credit Enhancement or similar credit support device with respect to such Series. After receipt by the

Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Trust Assets provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, the Finance Charge Account, the Principal Account, and any Series Account, or which shall thereafter be received with respect to the Trust Assets, and in assisting the Successor Servicer and in enforcing all rights to Recoveries allocable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Trust Assets to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Trust Assets in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests. Subject to the immediately preceding sentence, the Servicer agrees to grant to the Successor Servicer an exclusive, non-transferable, non-assignable license

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to utilize the software which is owned by the Servicer and which is used by the
Servicer in connection with the servicing of the Loans and the related Receivables; provided, however, that such software shall be used by the Successor Servicer solely for the purposes of servicing the Trust Assets. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under the Credit Enhancement with respect to any Series to the Successor Servicer.


                  Notwithstanding the foregoing, a delay in or failure of performance referred to in subsection 10.01(a) for a period of 10 Business Days or under subsection 10.01(b) or (c) for a period of 60 Business Days, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion, riot or sabotage, epidemics, landslides, lightning, fire, hurricanes, tornadoes, earthquakes, nuclear disasters or meltdowns, floods, power outages or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, any Credit Enhancement Provider, the Transferor and the Holders of Investor Certificates with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts so to perform its obligations.

                  Section 10.02  Trustee to Act; Appointment of Successor .

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee in writing or, if no such date is specified in such Termination Notice, or otherwise specified by the Trustee, until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If the Trustee is unable to obtain any bids from any potential successor servicer and the Servicer delivers an Officer's Certificate to the effect that they cannot in good faith cure the Servicer Default which gave rise to a Termination Notice, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Credit Enhancement Provider of the proposed sale of the Receivables and shall provide each such Credit Enhancement Provider an opportunity to bid on the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee (which shall be the average bid quoted by two recognized dealers for similar securities rated in comparable rating categories by each Rating Agency and having a remaining maturity approximately equal to the remaining maturity of each Series), but in no event less than an amount equal to the Aggregate Certificateholders Ownership Interests on the date of such purchase plus all interest accrued but unpaid on all of the outstanding Investor Certificates at the applicable Certificate Rate through the date of such purchase; provided, however, that if (i) the AIR Support Agreement is not in effect at the time of such purchase and (ii) the short-term unsecured debt obligations or long-term unsecured debt obligations of the Transferor (or any Affiliate of the Transferor that may agree at such time to guarantee payment of such purchase price) are not rated at the time of such purchase at least P-3 or Baa3, respectively, by Moody's, no such purchase by the Transferor shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee and, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, to Moody's, that such purchase would not constitute a fraudulent conveyance of the Transferor. The proceeds of such sale shall be

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deposited in the Distribution Accounts or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.03 of this Agreement. In the event that a Successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. Notwithstanding the above, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, having a net worth of not less than $50,000,000 and whose regular business includes the servicing of receivables comparable to the Receivables as the Successor Servicer hereunder.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, shall be deemed to have made the representations and warranties set forth in Section 3.03 as of the date of succession and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Credit Enhancement. Notwithstanding the above, the Trustee, if it becomes Successor Servicer pursuant to this Section, shall have no responsibility or obligation (i) for the duties and obligations of the predecessor Servicers in their capacities as Original Transferors under this Agreement, (ii) to repurchase or substitute any Trust Asset, (iii) to cure losses on Permitted Investments directed by a predecessor Servicer, (iv) for any representation or warranty of the predecessor Servicer pursuant to Section 3.03, and (v) for any act of any predecessor Servicer prior to the date the Trustee assumes the capacity of Servicer pursuant to this Section.

                  (c) In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee permitted to the Servicer pursuant to Section 3.02. The Transferor agrees that if the Servicer is terminated hereunder, it will deposit with the Trustee a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.

                  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Trust Assets. The outgoing Servicer shall be responsible for all costs and expenses of the transfer of servicing to a Successor Servicer, including the Trustee if it is acting in such capacity. The Successor Servicer shall transfer its electronic records relating to the Trust Assets to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Transferor information of

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any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem reasonably necessary to protect its interests.

                  Section 10.03 Notification to Certificateholders. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee, Standard & Poor's, Moody's and any Credit Enhancement Provider and the Trustee shall give notice to the Investor Certificateholders at their respective addresses appearing in the Certificate Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to Investor Certificateholders at their respective addresses appearing in the Certificate Register.

                  Section 10.04 Waiver of Past Defaults. The Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Certificateholders Ownership Interests of each Series adversely affected by any default by the Servicer, the Transferor or the Original Transferors may, on behalf of all Certificateholders of such Series, waive any default by the Servicer, the Transferor or the Original Transferors in the performance of their respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with
Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                               [End of Article X]

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                                   ARTICLE XI

                                   THE TRUSTEE

                  Section 11.01 Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of any Servicer Default and after the curing or waiver of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no additional duties shall be implied into this Agreement against the Trustee. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived) and if the Trustee has not appointed a successor Servicer pursuant to Section 10.02, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement.

                  (c) Subject to subsection 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                         (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                        (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Certificateholders Ownership Interests of any Series or of any Credit Enhancement Provider with respect to such Series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to such Series, under this Agreement; and

                       (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a), (b) or (c) of
         Section 10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Credit Enhancement Provider, the Servicer or any Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 10% of the Certificateholders Ownership Interests of any Series adversely affected thereby.

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be

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






responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Trust Assets now existing or hereafter created or to impair the value of any Trust Assets now existing or hereafter created.

                  (f) Except as provided in this subsection 11.01(f), the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Trust Asset initially assigned to the Trust under Section 2.01 or 2.06 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.06 or (iii) withdraw from the Trust any Trust Assets, except for a withdrawal permitted under Sections 2.07, 9.02, 12.01 or 12.02, subsections 2.04(e) or 2.04(f) or Article IV.

                  (g) Subject to subsection 11.01(d) above, in the event that the Paying Agent or the Transfer Agent and Registrar (if other than the Trustee) shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.

                  (h) No provision of this Agreement shall be construed to require the Trustee to perform, or accept any responsibility for the performance of, the obligations of the Servicer hereunder until it shall have assumed such obligations in accordance with Section 10.02.

                  Section 11.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may conclusively rely on and shall be protected in acting on, or in refraining from acting in accord with, without any duty to verify the contents or recompute any calculations therein, any assignment of Additional Receivables, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholders' statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may consult with counsel, and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Credit Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or any Credit Enhancement Provider, pursuant to the provisions of this Agreement, unless such Certificateholders or Credit Enhancement Provider shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon



                                      69



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the occurrence of any Servicer Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement and any Credit Enhancement and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any assignment of Additional Receivables, the initial report, the monthly Servicer's certificate, the annual Servicer's certificate, the monthly payment instructions and notification to the Trustee, the monthly Certificateholders' statement, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document, unless requested in writing so to do by any Credit Enhancement Provider or by Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Certificateholders Ownership Interests of any Series;

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder; and


                  (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Trust Assets for the purpose of establishing the presence or absence of defects, the compliance by the Transferor, the Original Transferors or the Servicer with their respective representations and warranties or for any other purpose.


                  Section 11.03 Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained in this Agreement and in the Certificates (other than the signature and authentication of the Trustee on the Certificates). Except as set forth in
Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Trust Asset or related document. The Trustee shall not be accountable for the use or application by the Transferor or the Original Transferors of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor or the Original Transferors or to the Holder of the Transferor Certificate in respect of the Trust Assets or deposited in or withdrawn from the Collection Account, the Principal Account, the Finance Charge Account or any Series Account by the Servicer.

                  Section 11.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

                  Section 11.05 The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the

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Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, subject to Section 8.04, the Servicer will pay or reimburse the Trustee (without reimbursement from any Investor Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Agreement except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the provisions of this
Section 11.05 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

                  The obligations of the Servicer under this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

                  Section 11.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or any State thereof authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard

& Poor's having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

                  Section 11.07  Resignation or Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 hereof and shall fail to resign after written request therefor by the Transferor, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor may, but shall not be required to, remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

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                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.


                  Section 11.08  Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
11.07 hereof shall execute, acknowledge and deliver to the Transferor and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06 hereof and shall be an Eligible Servicer, and, if Standard & Poor's is then a Rating Agency, unless Standard & Poor's shall have consented to such appointment.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section 11.08, such successor trustee shall mail notice of such succession hereunder to all Certificateholders at their addresses as shown in the Certificate Register.

                  Section 11.09 Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 11.06 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  Section 11.10  Appointment of Co-Trustee or Separate Trustee.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08 hereof.


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                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                         (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or cotrustee, but solely at the direction of the Trustee;

                        (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                       (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or cotrustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 11.11 Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee, as soon as practicable after it is made aware of such requirement, shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns in accordance with Section 3.07 of this Agreement at least five days before such returns are due to be filed. The Trustee is hereby authorized to sign any such return on behalf of the Trust. The Servicer shall prepare or shall cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Certificateholders. The Servicer, upon request, will furnish the Trustee with all such information known to the Servicer as may be reasonably required in connection with the preparation of all tax returns of the Trust. Except to the extent the Trustee or Servicer breaches its obligations or covenants contained in this Section 11.11 or in Section 6.06(b) of this Agreement, in no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses

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






of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                  Section 11.12 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or any Series of Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series of Certificateholders in respect of which such judgment has been obtained.

                  Section 11.13 Suits for Enforcement. If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of any Series of Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Series of Certificateholders.

                  Section 11.14 Rights of Certificateholders to Direct Trustee. Holders of Investor Certificates evidencing Undivided Interests aggregating more than 50% of the Aggregate Certificateholders Ownership Interests (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate Certificateholders Ownership Interests of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.

                  Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:

                         (i) the Trustee is a national banking association duly organized, existing and authorized to engage in the business of banking under the laws of the United States of America;

                        (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

                       (iii) this Agreement has been duly executed and delivered by the Trustee.

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                  Section 11.16 Maintenance of Office or Agency. The Trustee
will maintain at its expense in the Borough of Manhattan, the City of New York an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints its Corporate Trust Office as its office for such purposes in New York. The Trustee will give prompt written notice to the Servicer and to Certificateholders (or in the case of Holders of Bearer Certificates, in the manner provided for in the related Supplement) of any change in the location of the Certificate Register or any such office or agency.

                               [End of Article XI]

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                                   ARTICLE XII

                                   TERMINATION

                  Section 12.01  Termination of Trust.

                  (a) The respective obligations and responsibilities of the Original Transferors, the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate, except with respect to the duties described in Section 11.05, subsections 2.04(d) and 12.03(b) and the indemnity obligations described in subsection 6.03(c) and Sections 7.04,
7.05 and 8.04, on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Transferor Certificate notify the Trustee in writing, not later than five Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than the earlier of December 31, 2034 and the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the father of the late President of the United States, living on the date of this Agreement. The Servicer and the Holder of the Transferor Certificate may, on any date following the date on which a Trust Extension is given, so long as no Series of Certificates is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date (subject to the second proviso in the preceding sentence).

                  (b) All principal or interest with respect to any Series of

Investor Certificates shall be due and payable no later than the Series Termination Date with respect to such Series. Unless otherwise provided in a Supplement, in the event that the Certificateholders Ownership Interests of any Series of Certificates is expected to be greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal to be made on such Series on such date), the Trustee will, prior to such date, sell or cause to be sold, and pay the proceeds first, to all Certificateholders of such Series pro rata and in accordance with the priority for each Class within such Series as provided in the related Supplement, in final payment of all principal of and accrued interest on such Series of Certificates, and second, as provided in the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Certificateholders Ownership Interests of such Series plus the Enhancement Invested Amount or the Collateral Interest (if not included in the Certificateholders Ownership Interests) of such Series, if any, at the close of business on such date (but not more than the applicable Investor Percentage of Principal Receivables and the related Finance Charge Receivables on such date for such Series). The Trustee shall notify each Credit Enhancement Provider of the proposed sale of such Receivables and shall provide each Credit Enhancement Provider with an opportunity to bid on such Receivables. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal and interest paid and such other amounts paid pursuant to the related Supplement shall be paid to the Holder of the Transferor Certificate but only if the Transferor Ownership Interest as of such date is greater than the Minimum Transferor Ownership Interest as of the end of the immediately preceding Monthly Period and otherwise shall be deposited in the Collection Account. Upon such Series Termination Date with respect to the applicable Series of Certificates, final payment of all amounts allocable to any Investor Certificates of such Series shall be made in the manner provided in Section 12.03.

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                  Section 12.02 Cleanup Call. (a) If so provided in any
Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series of Certificates on any Distribution Date on or after the Distribution Date on which the Certificateholders Ownership Interests for such Series is less than or equal to 10% of the Certificateholders Ownership Interests on the Closing Date for such Series. Such distribution shall be made by depositing into the applicable Distribution Account or the applicable Series Account, not later than the Transfer Date preceding such Distribution Date, for application in accordance with Section 12.03, the amount specified in such Supplement; provided, however, that if (i) the AIR Support Agreement is not in effect at the time of such purchase and (ii) the short term unsecured debt obligations or long term unsecured debt obligations of the Transferor (or of any Affiliate of the Transferor that may agree at such time to guarantee the payment of such purchase price) are not rated at the time of such purchase of Receivables at least P-3 or Baa3, respectively, by Moody's, no such event shall occur unless the Transferor shall deliver an Opinion of Counsel reasonably acceptable to the Trustee and, if Moody's is a Rating Agency with respect to any Series of Certificates outstanding, to Moody's, that such deposit into the applicable Distribution Account or any Series Account as provided in the related Supplement would not constitute a fraudulent conveyance of the Transferor.

                  (b) The amount deposited pursuant to subsection 12.02(a) shall be paid to the Investor Certificateholders of the related Series pursuant to
Section 12.03 on the related Distribution Date following the date of such deposit. All Certificates of a Series which are purchased pursuant to subsection 12.02(a) shall be delivered by the Transferor upon such purchase to, and be canceled by, the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Certificateholders Ownership Interests of each Series which is purchased pursuant to subsection 12.02(a) shall, for the purposes of the definition of "Transferor Ownership Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Ownership Interest shall thereupon be deemed to have been increased by the Certificateholders Ownership Interests of such Series.

                  Section 12.03  Final Payment with Respect to Any Series .

                  (a) Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to subsection 2.04(f), 9.02(b), or subsection 12.02(a) of the Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated (which, in the case of Bearer Certificates, shall be outside the United States), (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Servicer's notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer's Certificate setting forth the information specified in Article V of this Agreement covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Investor Certificateholders.

                  (b) Notwithstanding the termination of the Trust pursuant to subsection 12.01(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Finance Charge Account, the Principal Account, the Distribution Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Certificateholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates (which surrenders and payments, in the case of Bearer Certificates, shall be made only outside the United States). In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice (or, in the case of Bearer Certificates, publication notice) to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Investor Certificates of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders of such Series concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds in the Distribution Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor upon request any monies held by them for the payment of principal or interest which remains unclaimed for two years. After such payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

                  (c) All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.

                  Section 12.04 Termination Rights of Holder of Transferor Certificate. Upon the termination of the Trust pursuant to Section 12.01, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit F pursuant to which it shall reconvey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all moneys due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables, except for amounts held by the Trustee or any Paying Agent pursuant to subsection 12.03(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.

                              [End of Article XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  Section 13.01  Amendment.

                  (a) This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor, the Original Transferors and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein, to add any other provisions with respect to matters or questions arising under this Agreement or any Supplement which shall not be inconsistent with the provisions of this Agreement or any Supplement; provided, that such action shall not, as evidenced by an Opinion of Counsel for the Transferor addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder.

                  (b) This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor, the Original Transferors and the Trustee with the consent of the Holders of Investor Certificates evidencing Undivided Interests aggregating not less than 66-2/3% of the Certificateholders Ownership Interests of each outstanding Series adversely affected by such amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any Series then issued and outstanding; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any Investor Certificates of such Series without the consent of each Holder of Investor Certificates of such Series, (ii) change the definition of or the manner of calculating the Certificateholders Ownership Interests, the Investor Percentage or the Aggregate Default Amount of such Series without the consent of each Holder of Investor Certificates of such Series, (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Holder of Investor Certificates of all Series adversely affected or (iv) terminate, modify or amend Section 7.06 without the written consent of each Holder of Investor Certificates of all Series and written confirmation from each Rating Agency to the Transferor, the Servicer and the Trustee that such action will not result in a reduction or withdrawal of the then ratings of any outstanding Certificates for which it is a Rating Agency. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

                  (c) Notwithstanding anything in this Section 13.01 to the contrary, the Supplement with respect to any Series may be amended with respect to the items and in accordance with the procedures provided in such Supplement.

                  (d) Promptly after the execution of any such amendment, the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series affected thereby, to any related Credit Enhancement Provider and to each Rating Agency providing a rating for such Series.

                  (e) It shall not be necessary for the consent of Investor Certificateholders under this Section 13.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (f) Any Supplement executed and delivered pursuant to Section
6.09 and any amendments deemed made in connection with the addition to or removal of Receivables from the Trust as provided in Sections 2.06 and 2.07, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of subsections 13.01(a) and (b).

                  (g) In connection with any amendment, the Trustee may request an Opinion of Counsel from the Transferor or the Servicer to the effect that the amendment complies with all requirements of this Agreement.

                  Section 13.02 Protection of Right, Title and Interest to
Trust.

                  (a) The Servicer shall cause this Agreement, all amendments hereto and/or all financing statements and continuation statements and any other necessary documents covering the Certificateholders and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trustee, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor and the Original Transferors shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 13.02(a).

                  (b) Within 30 days after the Transferor or either of the Original Transferors makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC as in effect in the State of New York or California, such entity shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Assets and the proceeds thereof.

                  (c) Each of the Transferor, the Original Transferors and the Servicer will give the Trustee prompt written notice of any relocation of any office from which it services Trust Assets or keeps records concerning the Trust Assets or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the Trust's security interest in the Trust Assets and the proceeds thereof. The Transferor, the Original Transferors and the Servicer will at all times maintain each office from which it services Trust Assets and its principal executive office within the United States of America.

                  Section 13.03  Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except with respect to the Investor Certificateholders as specifically provided elsewhere herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, except to the extent provided in Sections 3.07 and 7.04, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder in its capacity as such be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Certificateholder previously shall have given written notice to the Trustee and unless the Holders of Certificates evidencing Undivided Interests aggregating more than 50% of the Certificateholders Ownership Interests of any Series (or, if applicable, any Class within a Series) which may be adversely affected but for the institution of such suit, action or proceeding, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates of such Series (or, if applicable, any Class within a Series), or to obtain or seek to obtain priority over or preference to any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders of such Series (or, if applicable, any Class within a Series). For the protection and enforcement of the provisions of this Section 13.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 13.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


                  Section 13.05 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by registered mail, return receipt requested, to (a) in the case of AIR, to 160 Water Street, New York, New York 10038-4922, Attention: Vice President, (b) in the case of AIC and AICCO, to 160 Water Street, New York, New York 10038-4922,
Attention: Senior Vice President, (c) in the case of the Trustee, to the Corporate Trust Office, (d) in the case of the Credit Enhancement Provider for a particular Series, the address, if any, specified in the Supplement relating to such Series and (e) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Supplement relating to such Series; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Unless otherwise provided with respect to any Series in the related Supplement, any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register, or with respect to any notice required or permitted to be made to the Holders of Bearer Certificates, by publication in the manner provided in the related Supplement. If and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, any notice to Investor Certificateholders shall be published in an authorized newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement. Any notice so mailed or published, as the case may be, within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

                  Section 13.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Holders thereof.

                  Section 13.07 Assignment. Except as provided in Section 8.02 or 8.07, this Agreement may not be assigned by the Servicer.

                  Section 13.08 Certificates Non-Assessable and Fully Paid. Except to the extent otherwise provided in Section 7.04, it is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon execution and authentication thereof by the Trustee pursuant to Sections 2.01 and 6.02 are and shall be deemed fully paid.

                  Section 13.09 Further Assurances. The Transferor, the Original Transferors and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to all or any portion of the Trust Assets for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 13.10 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee, any Credit Enhancement Provider or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 13.11 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 13.12 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders and, to the extent provided in the related Supplement, to the Credit Enhancement Provider named therein, and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII and Sections 7.04, 7.05, 7.06 and 8.04 hereof, no other Person will have any right or obligation hereunder.

                  Section 13.13  Actions by Certificateholders.

                  (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders. Notwithstanding anything in this Agreement to the contrary, none of the Original Transferors, the Transferor, the Servicer or any Affiliate thereof shall have any right to vote with respect to any Investor Certificate except as specifically provided in Section 9.02(a).

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such

Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  Section 13.14 Rule 144A Information. For so long as any of the Investor Certificates of any Series or any Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Transferor, the Servicer, the Trustee and the Credit Enhancement Provider for such Series agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

                  Section 13.15 Effect of this Agreement on the Original Agreement. Commencing as of the date hereof, this Agreement shall supersede, amend and restate the Original Agreement. Notwithstanding the foregoing and the provisions of Section 3.16 hereof, all remedies in respect of any breach of any representation, warranty or covenant under the Original Agreement with respect to any dates prior to the date hereof or any actions required to be performed prior to the date hereof shall survive the amendment and restatement of the Original Agreement.
                  Section 13.16 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.
                  Section 13.17 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                              [End of Article XIII]

                  IN WITNESS WHEREOF, the Transferor, the Original Transferors, the Servicer and the Trustee have caused this Amended and Restated Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.
                                             A.I. RECEIVABLES CORP., as

                                               Transferor

                                             By:

                                                ----------------------------
                                                Name:
                                                Title

                                             A.I. CREDIT CORP., as Original

                                               Transferor and Servicer

                                             By:
                                                ----------------------------
                                                Name:
                                                Title

                                             AICCO, INC., as Original

                                               Transferor and Servicer

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             THE FIRST NATIONAL BANK OF

                                               CHICAGO,

as Trustee
                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT A
                                                Form of Transferor Certificate
------------------------------------------------------------------------------
                             TRANSFEROR CERTIFICATE
                             ----------------------

No. 1                                                                One Unit

                      AIC PREMIUM FINANCE LOAN MASTER TRUST
                            ASSET BACKED CERTIFICATE

THIS CERTIFICATE WAS ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY BE SOLD ONLY PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT OR AN EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE ACT. IN ADDITION, THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. A COPY OF THE POOLING AND SERVICING AGREEMENT WILL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE BY THE TRUSTEE UPON WRITTEN REQUEST.

                  This Certificate does not represent an obligation of, or any interest in, the Transferor or the Servicer referred to below, or any of their affiliates, and neither the Transferor Certificate, the Receivables nor the related Loans are insured or guaranteed by any governmental agency or instrumentality or any other Person. The Transferor Certificate are limited in right of payment to certain collections respecting the Receivables, all as more specifically set forth hereinbelow and in the Pooling and Servicing Agreement referred to below.

                  This certifies that A.I. Receivables Corp. ("AIR") (the "Transferor") is the registered owner of an undivided interest in a trust (the "Trust"), the corpus of which consists of the entire right, title and interest in and to the Receivables (including Additional Receivables) existing at any time after the Initial Cut-Off Date or thereafter created, including all Collections thereon, other than Credit Balances, received by the Transferor after the Cut-Off Date, together with other assets and interests constituting the Trust pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of February [___], 1998, by and among A.I. Receivables Corp., as Transferor, A.I. Credit Corp. and AICCO, Inc., as Original Transferors and Servicer, and The First National Bank of Chicago, as Trustee, as supplemented by any Supplement relating to a Series of Certificates (the "Pooling and Servicing Agreement"), a summary of certain of the pertinent Provisions of which is set forth hereinbelow. The assets of the Trust will also include all monies on deposit in the Collection Account, any Investor Account, any Series Account and any other account maintained for the benefit of Certificateholders of any Series of Certificates, any Credit Enhancement and all monies available under any Credit Enhancement to be provided for any Series for payment to the Certificateholders of such Series.

                  To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Transferor by virtue of the acceptance hereof assents and by which the Transferor is bound.

                  This Certificate has not been registered or qualified under the Securities Act of 1933, as amended, or any state securities law. No sale, transfer, pledge or other disposition of this Certificate shall be permitted other than in accordance with the provisions of Section 6.09 or 7.02 of the Pooling and Servicing Agreement.

                  This Certificate is the Transferor Certificate, which represents an undivided interest in the Trust, including the right to receive the collections and other amounts at the times, in the amounts and subject to the limitations specified in the Pooling and Servicing Agreement to be paid to the Holder of the Transferor Certificate. Unless otherwise stated in any Supplement, throughout the existence of the Trust, the Holder of the Transferor Certificate will be allocated by the Servicer an amount equal to the product of
(A) the Transferor Percentage and (B) the aggregate amount of Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. The aggregate interest represented by the Transferor Certificate in the Receivables in the Trust shall not at any time exceed the Transferor Ownership Interest at such time. In addition to this Certificate, Series of Investor Certificates will be issued to investors pursuant to the Pooling and Servicing Agreement, each of which will represent an undivided interest in the Trust. This Certificate shall not represent any interest in any Investor Certificate, any Series or any Credit Enhancement, except to the extent provided in the Pooling and Servicing Agreement. The Transferor Ownership Interest shall be determined as provided in the Pooling and Servicing Agreement.

                  The Servicer is entitled to receive as servicing compensation a servicing fee, which fee shall be payable, with respect to each Series, at the times and in the amounts set forth in the Pooling and Servicing Agreement. The portion of the servicing fee which will be allocable to the Holder of the Transferor Certificate pursuant to the Pooling and Servicing Agreement will be payable out of the cash flows of the Trust otherwise allocable to the Holder of the Transferor Certificate and neither the Trust nor the Trustee nor the Investor Certificateholders will have any obligations to pay such portion of the servicing fee.

                  Upon the termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement, and after payment of all amounts due under the Pooling and Servicing Agreement on or prior to such termination and the surrender of the Transferor Certificate, the Pooling and Servicing Agreement provides that the Trustee shall assign and convey to the Holder of the Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in and to the Receivables, whether then existing or thereafter created, all monies due or to become due with respect to such Receivables (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables, except for amounts held by the Trustee or any Paying Agent pursuant to Section 12.03(b) of the Pooling and

Servicing Agreement.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement, or be valid for any purpose.

                  IN WITNESS WHEREOF the Trustee has caused this Certificate to be duly executed under its official seal.

Date:

                                        THE FIRST NATIONAL BANK OF
                                          CHICAGO, as Trustee

                                        By:
                                            -----------------------------
                                                Authorized Officer


[SEAL]

Attested to:

By:
   --------------------------
        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------
                  This is the Transferor Certificate referred to in the within-mentioned Pooling and Servicing Agreement.
                                               THE FIRST NATIONAL BANK OF
                                                 CHICAGO, as Trustee

                                               By:
                                                  --------------------------
                                                      Authorized Officer

                                                                     EXHIBIT B
                                            Form of Confirmation of Assignment
                                            of Additional Receivables
-------------------------------------------------------------------------------
                                 CONFIRMATION OF
                      ASSIGNMENT OF ADDITIONAL RECEIVABLES
                      ------------------------------------
                  CONFIRMATION OF ASSIGNMENT No. _____ OF ADDITIONAL RECEIVABLES, dated as of ______________, ____________ by A.I. Receivables Corp. (the "Transferor"), to The First National Bank of Chicago, a banking association organized and existing under the laws of the United States of America (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:

                  WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of January [___], 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, the Transferor has, pursuant to the Pooling and Servicing Agreement, conveyed Additional Receivables to the Trust as of the Addition Dates therefor and the Trustee has accepted such conveyance; and

                  WHEREAS, the Transferor is required, pursuant to the Pooling and Servicing Agreement, to deliver this Confirmation of Assignment to the Trustee;

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Confirmation of Assignment is delivered to the Trustee.

                  2. Description of Receivables. The Transferor shall deliver to the Trustee herewith a computer file or microfiche list containing a true and complete list of all Receivables (including Additional Receivables), identifying each by account number and the aggregate amount of the related Receivables as of the end of the preceding Monthly Period. Such list shall be marked as Schedule 1 to this Confirmation of Assignment and, as of the end of the preceding Monthly Period, shall be incorporated into and made a part of this Confirmation of Assignment and the Pooling and Servicing Agreement.

                  3. Confirmation of Conveyance of Receivables.

                  (a) The Transferor does hereby confirm its transfer, assignment and conveyance under the Pooling and Servicing Agreement to the Trust for the benefit of the Certificateholders, without recourse, of all of its right, title and interest in and to the Receivables (including Additional Receivables as of the Addition Dates therefor), including all Collections thereon, other than Credit Balances, received by the Transferor after the Cut-Off Date (or, with respect to Additional Receivables, after the Addition Dates therefor).
                  (b) In connection with such transfer, the Transferor agrees, at its own expense, on or prior to the date of this Confirmation of Assignment, to cause AIC and/or AICCO to indicate in their computer files that the Additional Receivables, from Loans under Premium Finance Agreements, have been transferred to the Trust Pursuant to the Pooling and Servicing Agreement for the benefit of the Certificateholders.

                  4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Certificateholders of all right, title and interest previously held by the Transferor in and to the Receivables (including Additional Receivables) and confirms that it shall maintain such right, title and interest, upon the trust set forth in the Pooling and Servicing Agreement, for the benefit of all Certificateholders.

                  5. Representations and Warranties of the Transferor. The representations and warranties of the Transferor contained in subsection 2.04(c) of the Pooling and Servicing Agreement are true and correct as of the date hereof and each Addition Date.

                  6. Additional Representations and Warranties of the Transferor. The Transferor hereby further represents and warrants to the Trust that (a) the execution and delivery of this Confirmation of Assignment by it and the consummation of the transactions provided for or referred to in this Confirmation of Assignment have been duly authorized by it by all necessary corporate action on its part, do not require any approval, authorization, consent, order or other action of any Person or of any governmental body or official, do not and will not conflict with or violate any Requirements of Law applicable to it or any of its properties, and do not and will not conflict with, result in any breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, contract, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it or any of its properties are bound and (b) this Confirmation of Assignment constitutes, as of the date hereof, a legal, valid and binding obligation of the Transferor enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general, and (ii) except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  7. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Amended and Restated Pooling and Servicing Agreement," to "this Agreement," "herein," "hereof" and "hereunder" shall be deemed from and after the date hereof to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Confirmation of Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Pooling and Servicing Agreement.

                  8. Counterparts. This Confirmation of Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  9. Governing Law. THIS CONFIRMATION OF ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the undersigned have caused this Confirmation of Assignment of Additional Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                            A.I. RECEIVABLES CORP.,
                                              as Transferor

                                            By:
                                               --------------------------
                                               Name:
                                               Title:
                                            THE FIRST NATIONAL BANK
                                              OF CHICAGO, as Trustee

                                            By:
                                               --------------------------
                                               Name:
                                               Title:
                                     B-3

                                                                   Schedule 1 to
                                                      Confirmation of Assignment
                                                       of Additional Receivables

            LIST OF RECEIVABLES (INCLUDING ADDITIONAL RECEIVABLES)
            -----------------------------------------------------

                            [Deemed Incorporated]

                                                                      EXHIBIT C
                                                Form of Monthly Servicer Report
-------------------------------------------------------------------------------

                           MONTHLY SERVICER REPORT
                           -----------------------

             AIC PREMIUM FINANCE LOAN MASTER TRUST SERIES [____]*

              MONTHLY PERIOD ENDING
                                   -------------------------

Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement or the Series [____]* Supplement, as applicable. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as supplemented by the Series [____]* Supplement (the "Agreement"). This report is delivered pursuant to Section 3.04(b) of the Agreement.

         A) A.I. Credit Corp. ("AIC") and AICCO, Inc. ("AICCO") are the Servicers under the Agreement.

         B) The undersigned is a Servicing Officer.

         C) The date of this notice is a Determination Date under the Agreement.

I. GENERAL INFORMATION (as of the Transfer Date referred to below or such other date as may be specified in the Agreement)

         A.       Class A Available Funds                            $
                                                                      ---------

         B.       Class B Available Funds                            $
                                                                      ---------

         C.       Class C Available Funds                            $
                                                                      ---------

         D.       Available Investor Principal
                  Collections for Series [____]*

                  1.       Investor Principal Collections
                           for the related Monthly Period            $
                                                                      ---------

                           Less

                  2.       Reallocated Principal Collections
                           required to fund Class A Required

                           Amount and Class B Required Amount        $
                                                                      ---------
--------
*Specify Series designation.

                           Plus

                  3.       Shared Principal Collections
                           allocated to Series [____]*               $
                                                                      --------

                            Net                                      $
                                                                      --------

         E.       Default Amount


                  1.       Class A Default Amount                    $
                                                                      --------

                  2.       Class B Default Amount                    $
                                                                      --------

                  3.       Class C Default Amount                    $
                                                                      --------

                           Total                                     $
                                                                      --------

         F.       Transferor Ownership Interest


                  1.       Principal Receivables                     $
                                                                      --------

                           Less

                  2.       Outstanding Certificate-
                           holders Ownership Interests               $
                                                                      --------

                           Net                                       $
                                                                      --------

         G.       Minimum Transferor Ownership Interest
                  as of end of Monthly Period**

                  1.       107% of Aggregate Initial
                           Certificateholders Ownership
                           Interests                                $
                                                                      --------


                  2.       Aggregate Outstanding
                           Certificateholders Ownership
                           Interests                                $
                                                                      --------

                  3.       Excess Receivables Amount                 $
                                                                      --------
                           Net                                       $
                                                                      --------

--------
** If this information has not been completed then the Servicer certifies that the Transferor Ownership Interest as of the date of this report is not less than 50% of Trust assets as of the close of business on the last day of the above referenced Monthly Period and that such Transferor Ownership Interest exceeds the Minimum Transferor Ownership Interest as of end of such Monthly Period.

         H.       Reallocated Principal Collections

                  1.       Reallocated Class A Principal
                           Collections                               $
                                                                      --------

                  2.       Reallocated Class B Principal
                           Collections                               $
                                                                      --------

                  3.       Reallocated Class C Principal
                           Collections                               $
                                                                      --------

                           Total                                     $
                                                                      --------

         I.       [____]* Yield Enhancement Account Deposit


                  1.       Available Yield Enhancement Amount        $
                                                                      --------

                  2.       Maximum Yield Enhancement Amount          $
                                                                      --------

                  3.       Amount being applied towards
                           Maximum Yield Enhancement Amount          $
                                                                      --------

                  4.       Excess Finance Charges                    $
                                                                      --------

II.      INSTRUCTION TO MAKE A WITHDRAWAL

Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account and the Excess Funding Account on ____ ___, ____ which date is a Transfer Date under the Pooling and Servicing Agreement, in the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with the specified subsection of
Section 4.09:

A.       Pursuant to subsection 4.09(a)(i):

         1.       Class A Monthly Interest                           $
                                                                      --------

         2.       Class A Additional Interest                        $
                                                                      --------

B.       Pursuant to subsection 4.09(a)(ii):


         1.       Class A Prior Period Interest                      $
                                                                      --------

C.       Pursuant to subsection 4.09(a)(iii):


         1.       Class A Servicing Fee                              $
                                                                      --------
                                     C-3

         2.       Accrued and unpaid Class A
                  Servicing Fee                                      $
                                                                      --------

D.       Pursuant to subsection 4.09(a)(iv):


         1.       Class A Default Amount                             $
                                                                      --------

E.       Pursuant to subsection 4.09(b)(i):


         1.       Class B Monthly Interest                           $
                                                                      --------

         2.       Class B Additional Interest                        $
                                                                      --------

F.       Pursuant to subsection 4.09(b)(ii):


         1.       Class B Prior Period Interest                      $

                                                                      --------

G.       Pursuant to subsection 4.09(b)(iii):


         1.       Class B Servicing Fee                              $
                                                                      --------

         2.       Accrued and unpaid Class B
                  Servicing Fee                                      $
                                                                      --------

H.       Pursuant to subsection 4.09(iv):


         1.       Class B Default Amount                             $
                                                                      --------

I.       Pursuant to subsection 4.09(c)(i):


         1.       Class C Monthly Interest                           $
                                                                      --------

         2.       Class C Additional Interest                        $
                                                                      --------

J.       Pursuant to subsection 4.09(c)(ii):


         1.       Class C Prior Period Interest                      $
                                                                      --------

K.       Pursuant to subsection 4.09(c)(iii):


         1.       Class C Servicing Fee                              $
                                                                      --------

         2.       Accrued and unpaid Class C
                  Servicing Fee                                      $
                                                                      --------

L.       Pursuant to subsection 4.09(c)(iv):


         1.       Class C Default Amount                             $
                                                                      --------

                  Total of A through L                               $

                                                                      --------

M.       Pursuant to subsection 4.09(d)(i):

         1.       Amount to be treated as Shared
                  Principal Collections for other Series             $
                                                                      --------
N.       Pursuant to subsection 4.09(d)(ii):
         1. Amount to be paid to the Holder of the Transferor Certificate (Transferor Ownership Interest greater than Minimum
                  Transferor Ownership Interest)                     $
                                                                      --------

         2.       Amount to be deposited into Excess
                  Funding Account (Transferor Ownership
                  Interest not greater than Minimum
                  Transferor Ownership Interest)                     $
                                                                      --------

                  Total of M and N                                   $
                                                                      --------

O.       Pursuant to subsection 4.09(e)(i):


         1.       Class A Monthly Principal                          $
                                                                      --------

P.       Pursuant to subsection 4.09(e)(ii):


         1.       Class B Monthly Principal                          $
                                                                      --------

Q.       Pursuant to subsection 4.09(e)(iii)


         1.       Class C Monthly Principal                          $
                                                                      --------
R.       Pursuant to subsection 4.09(e)(iv):

         1.       Amount to be treated as Shared
                  Principal Collections for other Series             $
                                                                      --------
                                     C-5

S.       Pursuant to subsection 4.09(e)(v):

         1.       Amount to be paid to the Holder
                  of the Transferor
                  Certificate (Transferor Ownership
                  Interest greater than Minimum

                  Transferor Ownership Interest)                     $
                                                                      --------

         2.       Amount to be deposited into Excess
                  Funding Account (Transferor Ownership
                  Interest not greater than Minimum
                  Transferor Ownership Interest)                     $
                                                                      --------

              Total of O through S                                   $
                                                                      --------
T.       Pursuant to subsection 4.09(f):

         1.       Amount to be deposited from the
                  Excess Funding Account into the
                  Principal Account                                  $
                                                                      --------

U.       Pursuant to subsection 4.09(g) (Revolving
         Period only):

         1.       Amount to be distributed to Class A
                  Certificateholders


                  (A)      Class A Monthly Interest                  $
                                                                      --------

                  (B)      Class A Additional Interest               $
                                                                      --------

                  (C)      Class A Prior Period Interest             $
                                                                      --------

         2.       Amount to be distributed to Class

                  B Certificateholders


                  (A)      Class B Monthly Interest                  $
                                                                      --------

                  (B)      Class B Additional Interest               $
                                                                      --------

                  (C)      Class B Prior Period Interest             $
                                                                      --------
                                     C-6

         3.       Amount to be distributed to
                  Class C Certificateholders



                  (A)      Class C Monthly Interest                  $
                                                                      --------
                  (B)      Class C Additional Interest               $
                                                                      --------

                  (C)      Class C Prior Period Interest             $
                                                                      --------

V. Pursuant to subsection 4.09(h) (Controlled or Rapid Authorization Period only):

         1.       Amount to be distributed to
                  Class A Certificateholders


                  (A)      Class A Monthly Interest                  $
                                                                      --------

                  (B)      Class A Additional Interest               $
                                                                      --------

                  (C)      Class A Prior Period Interest             $
                                                                      --------

                  (D)      Class A Monthly Principal                 $
                                                                      --------


         2.       Amount to be distributed to
                  Class B Certificateholders


                  (A)      Class B Monthly Interest                  $
                                                                      --------

                  (B)      Class B Additional Interest               $
                                                                      --------

                  (C)      Class B Prior Period Interest             $
                                                                      --------

                  (D)      Class B Monthly Principal                 $
                                                                      --------


         3.       Amount to be distributed to
                  Class C Certificateholders


                  (A)      Class C Monthly Interest                  $
                                                                      --------

                  (B)      Class C Additional Interest               $
                                                                      --------


                  (C)      Class C Prior Period Interest             $
                                                                      --------

                  (D)      Class C Monthly Principal                 $
                                                                      --------
Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee (i) to make withdrawals of funds on deposit in the Yield Enhancement Account with respect to the related Monthly Period in the following amounts and (ii) to apply the proceeds of such withdrawals in accordance with the specified subsections of Section 4.11:
A.       Pursuant to subsection 4.11(a):


         1.       Class A Required Amount                            $
                                                                      --------

B.       Pursuant to subsection 4.11(b):


         1.       Class B Required Amount                            $
                                                                      --------

C.       Pursuant to subsection 4.11(c):

         1.       Aggregate unreimbursed Class A
                  Ownership Interest reductions                      $
                                                                      --------

D.       Pursuant to subsection 4.11(d):

         1.       Aggregate unreimbursed Class B
                  Ownership Interest reductions                      $
                                                                      --------

E.       Pursuant to subsection 4.11(e):


         1.       Class C Required Amount                            $
                                                                      --------

F.       Pursuant to subsection 4.11(f):

         1.       Aggregate unreimbursed Class C
                  Ownership Interest reductions                      $
                                                                      --------

G.       Pursuant to subsection 4.11(g):


         1.       Amount to be paid to Holder of
                  Transferor Certificate
                  (Transferor Ownership Interest greater
                  than Minimum Transferor Ownership
                  Interest and no Pay Out Event)                     $
                                                                      --------
                                     C-8

         2.       Amount to be deposited into Excess
                  Funding Account (Transferor Ownership
                  Interest not greater than Minimum
                  Transferor Ownership Interest and no Pay
                  Out Event)                                         $
                                                                      --------

         3.       91 Day Delinquency Amount (to be retained
                  in Yield Enhancement Account)                      $
                                                                      --------

         4.       Other amounts to be retained in Yield
                  Enhancement Account (Pay Out Event has
                  occurred)                                          $
                                                                      --------

III.     ACCRUED AND/OR UNPAID AMOUNTS

After giving effect to the withdrawals and transfers to be made in accordance with this notice and the distributions to be made on the related Distribution Date pursuant to Section 5.01, the following amounts will be accrued and/or unpaid as of such Distribution Date:

A.       Subsections 4.09(a)(i), (b)(i) and (c)(i):

         1.       The aggregate Class A Additional Interest          $
                                                                      --------

         2.       The aggregate Class B Additional Interest          $
                                                                      --------

         3.       The aggregate Class C Additional Interest          $
                                                                      --------

B.       Subsections 4.09(a)(ii), (b)(ii) and (c)(ii):


         1.       Class A Prior Period Interest                      $
                                                                      --------

         2.       Class B Prior Period Interest                      $
                                                                      --------

         3.       Class C Prior Period Interest                      $
                                                                      --------


C.       Subsections 4.09(a)(iii), (b)(iii) and (c) (iii):


         1.       Accrued unpaid Class A Servicing Fee              $
                                                                      --------

         2.       Accrued unpaid Class B Servicing Fee              $
                                                                      --------
         3.       Accrued unpaid Class C Servicing Fee              $
                                                                      --------
                                     C-9

D.       Section 4.10:
         1.       Aggregate unreimbursed Class A
                  Charge-Offs and writedowns                         $
                                                                      --------

         2.       Aggregate unreimbursed Class B
                  Charge-Offs and writedowns                         $
                                                                      --------

         3.       Aggregate unreimbursed Class C
                  Charge-Offs and writedowns                         $
                                                                      --------
         IN WITNESS WHEREOF, the undersigned has duly executed this report this ___ day of _____________, ____.

                                        A.I. CREDIT CORP.,
                                        AICCO, INC., Servicer

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:
                                     C-10

                                                                    EXHIBIT D
                                        Form of Annual Servicer's Certificate
-----------------------------------------------------------------------------
                          ANNUAL SERVICER'S CERTIFICATE
                          -----------------------------

                         A.I. CREDIT CORP., AICCO, INC.


                      AIC PREMIUM FINANCE LOAN MASTER TRUST

                  The undersigned, duly authorized representatives of A.I. Credit Corp. ("AIC") and AICCO, Inc. ("AICCO"), as Servicers pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of February [___], 1998 (the "Pooling and Servicing Agreement") by and among A.I. Receivables Corp., AIC, AICCO and The First National Bank of Chicago, as trustee (the "Trustee"), do hereby certify that:

                  1. AIC and AICCO are the sole Servicers under the Pooling and Servicing Agreement (together, herein referred to as the "Servicer").

                  2. The undersigned are duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

                  3. This Certificate is delivered pursuant to Section 3.05 of the Pooling and Servicing Agreement.

                  4. A review of the activities of the Servicer during [the period from the Initial Closing Date until December 31, 1995] [the twelve-month period ended December 31 of the calendar year immediately preceding the year in which this certificate is delivered] and of its performance under the Pooling and Servicing Agreement, including any Supplement, was conducted under the supervision of the undersigned.

                  5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement, including any Supplement, throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

                  6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

                         [If applicable, insert "None."]

                  IN WITNESS WHEREOF, the undersigned have duly executed this certificate this ____ day of _____________, ____.

                                       A.I. Credit Corp.

                                       By:

                                          -------------------------------
                                          Name:
                                          Title:

                                       AICCO, Inc.


                                       By:
                                         --------------------------------
                                         Name:
                                         Title:

                                                                    EXHIBIT E
                                          Form of Reassignment of Receivables
-----------------------------------------------------------------------------
                           REASSIGNMENT OF RECEIVABLES
                           ---------------------------

                  REASSIGNMENT NO. ______ OF RECEIVABLES, dated as of ____________ ____, by and among A.I. RECEIVABLES CORP. (the "Transferor") and The First National Bank of Chicago, a banking association organized under the laws of the United States of America, as trustee (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement, dated as of February [___], 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to Section 2.07 of the Pooling and Servicing Agreement, the Transferor wishes to remove certain Receivables from the Trust (the "Removed Receivables") and to cause the Trustee to reconvey such Removed Receivables from the Trust to the Transferor (as each such term is defined in the Pooling and Servicing Agreement); and

                  WHEREAS, the Trustee is willing to accept such designation and to reconvey the Removed Receivables subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Removal Date" shall mean, with respect to the Removed Receivables designated hereby, ___________ __________.


                  "Removal Notice Date" shall mean, with respect to the Removed Receivables designated hereby , _____________, _____ (which shall be a date on or before the fifth Business Day prior to the Removal Date).

                  2. Designation of Removed Receivables. The Transferor shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each Receivable which as of the Removal Date shall be deemed to be a Removed Receivable, such Receivables being identified by account number and the aggregate amount thereof as of the Removal Date. Such list shall be marked as
Schedule 1 to this Reassignment
and shall be incorporated into and made a part of this Reassignment and the Pooling and Servicing Agreement as of the Removal Date.

                  3. Conveyance of Receivables. The Trust does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Removal Date, all right, title and interest of the Trust in and to the Removed Receivables designated hereby, including all Collections thereon received by the Trust after the Removal Date therefor.

                  4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

                  (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (b) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Receivables designated hereby.

                  5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of each of the conditions set forth in Section 2.07 of the Pooling and Servicing Agreement.

                  6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the "Pooling and Servicing Agreement," to "this Agreement," "herein," "hereof" and "hereby" shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

                  7. Counterparts. This Reassignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of Which together shall constitute one and the same instrument.

                  8. Governing Law. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.


                                     A.I. RECEIVABLES CORP.,
                                      as Transferor

                                     By:
                                        --------------------------
                                        Name:
                                        Title:

                                     THE FIRST NATIONAL BANK OF
                                      CHICAGO,
                                      as Trustee

                                     By:
                                        --------------------------
                                        Name:
                                        Title:

                                                                   Schedule 1
                                                              to Reassignment
                                                               of Receivables
                                                              ---------------
                               REMOVED RECEIVABLES
                               -------------------

Removed Receivable                                               Removal Date
------------------                                               ------------

                                                                 Schedule 2
                                                                 to
Reassignment                                                     of Receivables


                             A.I. RECEIVABLES CORP.

                      AIC PREMIUM FINANCE LOAN MASTER TRUST

                              Officer's Certificate

                  The undersigned, a duly authorized officer of A.I. Receivables Corp. ("AIR"), hereby certifies and acknowledges on behalf of AIR that to the best of the knowledge of the undersigned the following statements are true on ______________, _____, (the "Removal Date"), and acknowledges on behalf of AIR that this Officer's Certificate will be relied upon by The First National Bank of Chicago, as trustee (the "Trustee") of the AIC Premium Finance Loan Master Trust in connection with the Trustee entering into Reassignment No. _____ of Removed Receivables, dated as of the Removal Date (the "Reassignment"), by and among AIR and the Trustee, in connection with the Amended and Restated Pooling and Servicing Agreement, dated as of February [___], 1998, as heretofore supplemented and amended (the "Pooling and Servicing Agreement"), pursuant to which AIR, as Transferor, AICCO, Inc. and A.I. Credit Corp., as Original Transferors and Servicer, and the Trustee are parties. The undersigned hereby certifies and acknowledges on behalf of AIR that:

                  (a) Delivery of Reassignment and List of Removed Receivables. On or prior to the Removal Date, the Transferor has delivered to the Trustee the Reassignment and within five Business Days after the Removal Date the Transferor shall deliver to the Trustee a computer file or microfiche list containing a true and complete list of all Removed Receivables identified by account number and aggregate amount of such Removed Receivables as of the Removal Date.

                  (b) Selection Procedures. No selection procedures believed by the Transferor to be materially adverse to the interests of the Certificateholders were utilized in selecting the Removed Receivables to be removed from the Trust.

                  (c) Consequences of Removal. In the reasonable belief of the Transferor, the removal of the Removed Receivables on the Removal Date shall not: (i) cause a Pay Out Event to occur (provided that the Removed Receivables shall be considered to be removed as of the Removal Date for purposes of this subclause (i)); (ii) cause the Transferor Ownership Interest to be less than the Minimum Transferor Ownership Interest on such Removal Date; or (iii) result in the failure to make any payment specified in any Series Supplement.

                  (d) Ratings. Each Rating Agency was notified of the proposed removal of the Removed Receivables on or before the tenth Business Day prior to the Removal Date and the Transferor has received notice prior to the Removal Date from each Rating Agency that the proposed removal will not result in a downgrade or withdrawal of its current rating of any outstanding Series of Investor Certificates.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Pooling and Servicing Agreement.

                  IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of
   ----- ----, ----.
                                      A.I. RECEIVABLES CORP.,
                                       as Transferor

                                      By:
                                         -----------------------------
                                         Name:
                                         Title:
                                     E-6

                                                                   EXHIBIT F
                                           Form of Reconveyance of Receivables
-------------------------------------------------------------------------------
                           RECONVEYANCE OF RECEIVABLES
                           ---------------------------

                  RECONVEYANCE OF RECEIVABLES, dated as of ____________ ___, ____, by and among A.I. Receivables Corp. (the "Transferor") and The First National Bank of Chicago, a banking association organized and existing under the laws of the United States of America (the "Trustee") pursuant to the Pooling and Servicing Agreement referred to below.

                              W I T N E S S E T H:
                              -------------------

                  WHEREAS, the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of February [___], 1998 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement");

                  WHEREAS, pursuant to the Pooling and Servicing Agreement, the Transferor wishes to cause the Trustee to reconvey all of the Receivables and proceeds thereof from the Trust to the Holder of the Transferor Certificate pursuant to the terms of Section 12.04 of the Pooling and Servicing Agreement upon termination of the Trust pursuant to Section 12.01 of the Pooling and Servicing Agreement and after payment of all amounts due under the Pooling and Servicing Agreement on or prior to such termination and the surrender of the Transferor Certificate;

                  WHEREAS, the Trustee is willing to reconvey Receivables subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

                  1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "Reconveyance Date" shall mean _____________.

                  2. Return of Lists of Receivables. The Trustee shall deliver to the Transferor, not later than five Business Days after the Reconveyance Date, each and every computer file or microfiche list of Receivables delivered to the Trustee pursuant to the terms of the Pooling and Servicing Agreement.

                  3. Conveyance of Receivables. (a) The Trustee does hereby reconvey to the Transferor, without recourse, representation or warranty, on and after the Reconveyance Date, all right, title and interest of the Trust in and to each and every Receivable, whether then existing or thereafter created, all monies due or to become due with respect thereto (including all accrued interest theretofore posted as Finance Charge Receivables) and all proceeds of such Receivables, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to subsection 12.03(b) of the Pooling and Servicing Agreement.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor, on or prior to the Reconveyance Date, such UCC termination statements as the Holder of the Transferor Certificate may reasonably request, evidencing the release by the Trust of its lien on the Receivables.

                  4. Counterparts. This Reconveyance may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  5. Governing Law. THIS RECONVEYANCE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the undersigned have caused this Reconveyance of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

                                    A.I. RECEIVABLES CORP.,
                                      as Transferor

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

                                    THE FIRST NATIONAL BANK OF
                                      CHICAGO,
                                      as Trustee

                                    By:
                                       ------------------------------
                                       Name:
                                       Title:

 EXHIBIT G
                                                  Form of AIC Support Agreement
-------------------------------------------------------------------------------

                                SUPPORT AGREEMENT
                                     BETWEEN
                       AMERICAN INTERNATIONAL GROUP, INC.
                              A.I. CREDIT CORP. AND
                                   AICCO, INC.

                  This Agreement, made and entered into as of December 1, 1994, by and between American International Group, Inc., a Delaware corporation ("Parent"), A.I. Credit Corp., a New Hampshire corporation ("Subsidiary") and AICCO, Inc., a California corporation ("AICCO").

                                   WITNESSETH:
                                     G-1

                  WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of Subsidiary;

                  WHEREAS, Subsidiary is the beneficial owner of 100% of the outstanding common stock of AICCO, Inc.;

                  WHEREAS, Subsidiary and AICCO simultaneously herewith are entering into, as transferors and servicers, a Pooling and Servicing Agreement dated as of the date hereof among Subsidiary, AICCO and The First National Bank of Chicago, as trustee (together with any successor thereto, the "Trustee"), as amended or supplemented from time to time (the "PSA"); and

                  WHEREAS, Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary and AICCO as hereinafter set forth, and to guarantee the solvency of Subsidiary (and through Subsidiary, of AICCO) by Parent, in order to enable Subsidiary and AICCO to meet their financial obligations as set forth herein;

                  NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                  1. Stock Ownership. During the term of this Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiary now or hereafter issued and outstanding and Parent or Subsidiary will be the ultimate beneficial owner of all of the voting capital stock of AICCO now or hereafter issued and outstanding, and neither Parent nor Subsidiary will pledge or encumber such capital stock of Subsidiary or AICCO, provided that, notwithstanding the foregoing, AICCO may be merged into Subsidiary as set forth in the PSA.

                  2. Net Worth. Parent agrees that it shall cause each of Subsidiary and AICCO to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in each case in accordance with generally accepted accounting principles, provided that, notwithstanding the foregoing, AICCO may be merged into Subsidiary as set forth in the PSA. Parent, Subsidiary and AICCO agree that neither Subsidiary nor AICCO shall file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

                  3. Liquidity Provision. If, during the term of this Agreement:

                  (a) Subsidiary or AICCO needs funds not otherwise available to it to meet any of its obligations as transferor or servicer under the PSA, or

                  (b) Subsidiary or AICCO has insufficient funds to pay any of their respective obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case against either Subsidiary or AICCO under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide the Subsidiary or AICCO, as the case may be, funds, either as equity or as a loan, at Parent's option, in a manner sufficiently timely to cause such obligations to be satisfied when due. If such funds are advanced to Subsidiary or AICCO as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary, or
                                     G-2

AICCO, as the case may be, shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiary or AICCO, as the case may be, whether or not such debt is outstanding at the time of such loan and to all financial obligations of Subsidiary and AICCO under the PSA, whether or not such loan or PSA has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or PSA.

                  4. Waivers. Parent hereby waives any set-off or counterclaim against Subsidiary or AICCO and any failure or delay on the part of Subsidiary or AICCO in asserting or enforcing any of its rights or in making any claims or demands hereunder.

                  5. Termination; Amendment. Notwithstanding any provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the PSA) or
(b) the valid and enforceable assumption by Parent of Subsidiary's and AICCO's obligations then outstanding or thereafter arising under the PSA. This Agreement may be amended at any time by a written amendment signed by both parties. No amendment to this Agreement shall be effective until such time as each holder of any certificates (the "Certificates") issued under the PSA and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the PSA) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Certificates.

                  6. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed follows:

                  If to Parent:             American International Group, Inc.
                                            70 Pine Street
                                            New York, New York  10270
                                            Attention:  Treasurer

                  If to Subsidiary
                  or AICCO:                 A.I. Credit Corp.
                                            160 Water Street
                                            New York, New York  10270
                                            Attention:  President

or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

                  7. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon and inure to the mutual benefit of Parent and its successors and Subsidiary and AICCO and their respective successors. All obligations of Parent under this Agreement shall extend to the Subsidiary after giving effect to any merger referred to in Sections 1 and 2.
                                     G-3

                  8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  9. Binding Effect. The provisions of and rights created hereunder shall inure solely to, and are intended solely for the benefit of the Trustee and Certificateholders (as defined in the PSA), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their corporate seals as of the day and year first above written.


                                         AMERICAN INTERNATIONAL GROUP, INC.

                                         By:
                                           --------------------------------

                                         By:
                                           --------------------------------

                                         A.I. CREDIT CORP.


By:
   ------------------------
                                         AICCO, INC.


                                         By:
                                            -------------------------------
                                     G-4

                                                                      EXHIBIT H
                                                   Form of AIC Letter Agreement
-------------------------------------------------------------------------------

                                LETTER AGREEMENT

                                                          As of December 1, 1994

The First National Bank of Chicago,
as Trustee,
153 West 51st Street,
New York, New York 10019.

                  Re:  Support Agreement

Dear Sirs:

                  This letter shall confirm the undersigned's agreement with respect to certain matters relating to (a) the Pooling and Servicing Agreement dated as of December 1, 1994, as amended or supplemented from time to time (the "PSA") among A.I. Credit Corp., a wholly owned subsidiary of the undersigned (the "Subsidiary"), AICCO, Inc. and The First National Bank of Chicago, as trustee (together with its successors as trustee, the "Trustee") and (b) the Support Agreement dated as of December 1, 1994 (the "Support Agreement") between the Subsidiary, AICCO and the undersigned. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the PSA.

                  In consideration of the Trustee's acquiring the Receivables on behalf of the Certificateholders, the undersigned hereby agrees for the benefit of the Certificateholders:

                  1. The undersigned will not default in its obligations under the Support Agreement and it will not amend or terminate the Support Agreement other than in accordance with its terms.

                  2. The undersigned will not amend or terminate this agreement without (a) the prior written confirmation of each Rating Agency that such amendment or termination will not have an adverse effect on the then ratings of any of the Certificates and (b) the prior written consent of each holder of Certificates.

                  3. If the undersigned fails to perform any of the covenants or agreements contained in this agreement, the Trustee may in its discretion proceed to protect and enforce its rights hereunder against the undersigned for the benefit of the Certificateholders by appropriate judicial proceedings or by any other proper remedy.

                  4. Any notice, instruction, request, consent, demand or other communication required or contemplated by this agreement shall be in writing, shall be given or made or communicated by personal delivery, by confirmed telecopier delivery or by United States first class mail, addressed as follows:


                  If to the Trustee:       The First National Bank
                                           of Chicago
                                           153 West 51st Street
                                           New York, New York  10019
                                           Attention:  Melissa G. Weisman
                                           Fax No. (212) 373-1383

                  If to the undersigned:   American International Group, Inc.
                                           70 Pine Street
                                           New York, New York  10270
                                           Attention:  Treasurer
                                           Fax No. (212) 785-1584

                  5. The covenants and agreements herein set forth shall be binding upon the undersigned and its successors.

                  6. This agreement shall be governed by the laws of the State of New York.

                                    Very truly yours,

                                    AMERICAN INTERNATIONAL
                                     GROUP, INC.

                                    By:
                                       ----------------------------

                                    By:
                                       ----------------------------


                  The above Letter Agreement is hereby confirmed and agreed to:

The First National Bank of Chicago,
as Trustee,

By:
   -------------------------------

                                                                      EXHIBIT I
                                                  Form of AIR Support Agreement
-------------------------------------------------------------------------------

                                SUPPORT AGREEMENT
                                     between
                       AMERICAN INTERNATIONAL GROUP, INC.
                                       and
                             A.I. RECEIVABLES CORP.

                  This Agreement, made and entered into as of April [__], 1998, between American International Group, Inc., a Delaware corporation ("Parent"), and A.I. Receivables Corp., a Delaware corporation ("Subsidiary").

                                   WITNESSETH:

                  WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of Subsidiary;

                  WHEREAS, Subsidiary simultaneously herewith is entering into, as transferor, the Amended and Restated Pooling and Servicing Agreement dated as of the date hereof, among Subsidiary, A.I. Credit Corp., a New Hampshire Corporation, as an original transferor and a servicer, AICCO, Inc., a California corporation, as an original transferor and a servicer, and The First National Bank of Chicago, as trustee (together with any successor thereto, the "Trustee"), as amended or supplemented from time to time (the "PSA"); and

                  WHEREAS, Parent and Subsidiary desire to take certain actions to enhance and maintain the financial condition of Subsidiary as hereinafter set forth, and to guarantee the solvency of Subsidiary by Parent, in order to enable Subsidiary to meet its financial obligations as set forth herein;

                  NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                  1. Stock Ownership. During the term of this Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiary now or hereafter issued and outstanding, and Parent will not pledge or encumber, nor will it permit to be pledged or encumbered, such capital stock of Subsidiary.

                  2. Net Worth. Parent agrees that it shall cause Subsidiary to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in accordance with generally accepted accounting principles. Parent and Subsidiary agree that Subsidiary shall not file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

                  3. Liquidity Provision. If, during the term of this Agreement:

                           (a) Subsidiary needs funds not otherwise available to it to meet any of its obligations as transferor under the PSA, or


                           (b) Subsidiary has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case against Subsidiary under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide Subsidiary funds as a loan, in a manner sufficiently timely to cause such obligations to be satisfied when due. Such loan shall bear a market rate of interest, shall be negotiated in an arm's length transaction, and otherwise shall be on such terms and conditions, including maturity, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiary, whether or not such debt is outstanding at the time of such loan, and to all financial obligations of Subsidiary under the PSA, whether or not such loan or PSA has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or PSA.

                  4. Waivers. Parent hereby waives any set-off or counterclaim against Subsidiary and any failure or delay on the part of Subsidiary in asserting or enforcing any of its rights or in making any claims or demands hereunder.

                  5. Termination; Amendment. Notwithstanding any provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the PSA) or
(b) the valid and enforceable assumption by Parent of Subsidiary's obligations then outstanding or thereafter arising under the PSA. This Agreement may be amended at any time by a written amendment signed by both parties. No amendment to this Agreement shall be effective until such time as each holder of any certificates (the "Certificates") issued under the PSA and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the PSA) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Certificates.

                  6. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

                  If to Parent:             American International Group, Inc.
                                            70 Pine Street
                                            New York, New York  10270
                                            Attention:  Treasurer

                  If to Subsidiary:         A.I. Receivables Corp.
                                            160 Water Street
                                            New York, New York  10038
                                            Attention:  President
or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

                  7. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon and inure to the mutual benefit of Parent and its successors and Subsidiary and its successors.

                  8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

                  9. Binding Effect. The provisions of this Agreement and the rights created hereunder shall inure solely to, and are intended solely for the benefit of, the parties hereto and the Trustee and the Certificateholders (as defined in the PSA), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.

                  IN WITNESS WHEREOF, the parties hereto have set their hands and affixed their corporate seals as of the day and year first above written.

                                   AMERICAN INTERNATIONAL GROUP,
                                    INC.

                                   By:
                                      ---------------------------------
                                       Name:
                                       Title:

                                   By:
                                      ---------------------------------
                                       Name:
                                       Title:

                                   A.I. RECEIVABLES CORP.

                                   By:
                                      ---------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT J
                                                  Form of AIR Letter Agreement
------------------------------------------------------------------------------

                                LETTER AGREEMENT

                                                        As of April [__], 1998

                      The First National Bank of Chicago,
                                   as Trustee


153 West 51st Street, 5th Floor
Mail Suite 4011
New York, New York 10019

                               Re: Support Agreement

Dear Sirs:

                  This letter shall confirm the undersigned's agreement with respect to certain matters relating to (a) the Amended and Restated Pooling and Servicing Agreement dated as of April [ ], 1998, as amended or supplemented from time to time (the "PSA"), among A.I. Receivables Corp., an indirectly wholly-owned subsidiary of the undersigned (the "Subsidiary"), A.I. Credit Corp., AICCO, Inc. and The First National Bank of Chicago, as trustee (together with its successors as trustee, the "Trustee") and (b) the Support Agreement dated as of April [__], 1998 (the "Support Agreement") between the Subsidiary and the undersigned. Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the PSA.

                  In consideration of the Trustee's acquiring the Receivables on behalf of the Certificateholders, the undersigned hereby agrees for the benefit of the Certificateholders:

                  1. The undersigned will not default in its obligations under the Support Agreement and it will not amend or terminate the Support Agreement other than in accordance with its terms.

                  2. The undersigned will not amend or terminate this agreement without (a) the prior written confirmation of each Rating Agency that such amendment or termination will not have an adverse effect on the then ratings of any of the Certificates and (b) the prior written consent of each holder of Certificates.

                  3. If the undersigned fails to perform any of the covenants or agreements contained in this agreement, the Trustee may in its discretion proceed to protect and enforce its rights hereunder against the undersigned for the benefit of the

          Certificateholders by appropriate judicial proceedings or by any other proper remedy.

                  4. Any notice, instruction, request, consent, demand or other communication required or contemplated by this agreement shall be in writing, shall be given or made or communicated by personal delivery, by confirmed telecopier delivery or by United States first class mail, addressed as follows:

                  If to the Trustee:        The First National Bank of Chicago
                                            153 West 51st Street, 5th Floor
                                            Mail Suite 4011
                                            New York, New York  10019
                                            Attention:  Melissa G. Weisman
                                            Fax No. (212) 373-1383

                  If to the undersigned:    American International Group, Inc.
                                            70 Pine Street
                                            New York, New York  10270
                                            Attention:  Treasurer
                                            Fax No. (212) 785-1584

                  5. The covenants and agreements herein set forth shall be binding upon the undersigned and its successors.

                  6. This agreement shall be governed by the laws of the State of New York.

                                     Very truly yours,

                                     AMERICAN INTERNATIONAL
                                      GROUP, INC.

                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                                     By:
                                        -------------------------------
                                        Name:
                                        Title:

                  The above Letter Agreement is hereby confirmed and agreed to:

The First National Bank of Chicago,
  as Trustee

By:
   Name:
   Title:


                                     J-3